As filed with the Securities and Exchange Commission on April   , 1997
                                                       Registration No. 333-


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                              REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              NICHI CAPITAL, LTD.
                 (Name of small business issuer in its charter)

        New York
(State or Jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

   150 NASSAU STREET, NEW YORK, NEW YORK 10038; (212) 566-4143
   (Address and telephone number of principal executive offices and principal place of business)


             Olawande Agunloye, President and Chief Executive Officer 150 NASSAU STREET, NEW YORK, NEW YORK 10038; (212) 566-4143
            (Name, address and telephone number of agent for service)



Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /



                         CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum
Proposed maximum
        TITLE OF EACH CLASS OF               Amount to be     offering price
          aggregate               Amount of
      SECURITIES TO BE REGISTERED             registered       per unit (1)

 offering price (1)       registration
fee
- ---------------------------------------     -------------    ----------------

   ------------------       ----------------
   Stock, par value $.01 per share		900,000		$10.00			9,000,000.00
	$3,103.45






         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                            NICHI CAPITAL, LTD.

     CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF FORM SB-2 REGISTRATION STATEMENT.

REGISTRATION STATEMENT ITEMS AND HEADINGS                             LOCATION
 IN PROSPECTUS
- -----------------------------------------                   ------------------
-
---
[S]                                                                   [C]
 1.  Front of Registration Statement and Outside


     Front Cover Page of Prospectus...........................Facing Page; Cover
 Page of Prospectus.



 2.  Inside Front and Outside Back Cover Pages


     of Prospectus............................................Inside Front and
 Outside Back Cover Pages of
                                                              Prospectus;
 Additional Information.
 3.  Summary Information and Risk Factors.....................Prospectus Summary
; Risk Factors.



 4.  Use of Proceeds..........................................Use of Proceeds.



 5.  Determination of Offering Price..........................Cover Page of
 Prospectus; Plan of Distribution.


 6.  Dilution.................................................Dilution.



7.Selling Security Holders.................................Not Applicable.
8.Plan of Distribution.....................................Cover Page of
Prospectus; Plan of Distribution

9.legal Proceedings........................................Legal Proceedings.
10. Directors, Executive Officers,
     Promoters and Control Persons............................Management.
11.Security Ownership of Certain Beneficial
     Owners and Management....................................Security Ownership
 of Certain
										  Beneficial
Owners and
                                                              Management.

12.  Description of Securities................................Description of
 Securities.

13.  Description of Business..................................Prospectus Summary
; Business.

14.Management's Discussion and Analysis
     or Plan of Operation.................................... Management's
Discussion and Analysis
of Financial Condition and Results of Operations.

15.  Description of Property..............................    Properties.

16.  Certain Relationships and Related
     Transactions.........................................    Management --
 Certain Transactions.

17.  Market for Common Equity and Related
     Stockholder Matters..................................    Cover Page of
Prospectus;Common Stock.

18.  Executive Compensation...............................    Management --
Executive Compensation.

19.  Financial Statements.................................    Selected Financial
 Data; Index to Financial Statements.




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED APRIL 30, 1997

900,000 SHARES
COMMON STOCK
NICHI CAPITAL, LTD.

	All of the shares of Common Stock offered hereby are being sold by Nichi Capital ("Nichi" or the "Company"). The Shares are being offered on a "best efforts" basis and on an all or none basis as to the minimum number of shares offered. The Company reserves the right to reject any order in whole or in part and to withdraw, cancel or modify the order without notice . Prior to this Offering, there has been no public market for the Common
Stock of the Company.  The Common Stock has reserved a symbol for quotation
 on the NASDAQ Bulletin Board  under the symbol "    ." See
 "Selling Aggrements" for a discussion of the factors to be considered in determining the initial public offering price.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" BEGINNING ON PAGE 5.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


			Price to Public	Selling Concessions
 						and Commissions
									Proceeds to Company(1)
Per Share		$10			$1			$9
Total Minimum	$3,000,000		$300,000		$2,700,000
Total Maximum	$9,000,000		$900,000		$8,100,000

(1) Before deducting expenses of this Offering estimated at $250,000.

			Nichi Capital Ltd.

The date of this Prospectus is May   ,  1997.


IN CONNECTION WITH THIS OFFERING, THE ISSUER EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY
 AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR
OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

PROSPECTUS SUMMARY

	The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. It is the Company's belief that this Prospectus may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements as a result of certain factors described under "Risk Factors" commencing on page 5 and described elsewhere in this Prospectus.

THE COMPANY

	Nichi Capital Ltd. develops and provides branded, comprehensive Web-based financial services that help users access and personalize the vast resources of the Internet. The Company's primary service offering, Nichi Money, is a free service targeted at individual users. The Company believes that Nichi Money goes beyond the functionality offered by other free-to-use financial services, by allowing users to receive everything from information on companies going public to delayed stock quotes, graphs, mutual fund information and other financial utilities over the Internet. . The Company believes that Nichi Money has been well received by consumers and is well on it's way to achieving a strong brand presence among individual investors who use the world wide Web.

	The Company's objective is to establish itself as the dominant, branded financial services provider on the Internet in order to reach the greatest audience. The Company seeks to build a high volume of traffic on its services to provide a preferred platform for content providers and advertisers to reach their target audiences. To achieve its objective, the Company intends to: enhance the attractiveness of its service to users through the addition of new features and functionality; develop and license innovative technologies which can differentiate its service and scale with the growth of the Internet; offer advertisers high impact, innovative advertising products; distribute its service widely through software companies, access providers and others; and form relationships with leading third party content providers. Nichi Money also offers a more advanced version in real-time to paying subscribers. The Company's service is differentiated by its underlying features, which is noted for its high accuracy and fast searching capability. The Company believes that Nichi Money is also differentiated through its design, which integrates the capabilities of a search engine and a directory to combine specific responses to search queries from our database, branded third party content and targeted, related advertising. By creating communities of context-specific information in real-time and delayed-time for users, Nichi Money addresses the needs of investors for relevant and related information, enables content providers to reach interested audiences, offers a reliable service at a low cost to paying subscribers and allows advertisers to deliver advertisements to a target group of potential buyers.

	The Web is emerging as an important new advertising medium. According to Forrester Research, Inc., the market for Internet-based advertising will reach approximately $700 million by 1998, from $37 million in 1995. The Company believes it is well positioned to take advantage of this growth by serving the needs of advertisers. By creating communities where users' interests are matched with advertisements, by tracking impressions and by offering a significant volume of Web traffic, Nichi Money enables advertisers to undertake measurable, targeted, cost-effective and interactive advertising. The Company believes that distributing and marketing its services widely is key to successfully growing its audience. The Company was able to gain access to a large audience and build early brand awareness through advertising on Websites such as the Microsoft Network, Webcrawler, Yahoo as well as through ad exchanges with Clubmaker Online. In order to maximize its exposure, the Company bought key words such as stock quotes, funds, investing and financial so that if a user of Yahoo's search engine types in the word "stock quotes", our banner will appear at the beginning of the results page ( the page where the results of your query is displayed). Once the user clicks on our banner, the user is immediately taken to our website thereby bringing traffic to our website where people tend to register since it is a free service.

	Apart from the search engines and websites listed above, Nichi Money will continue to broaden its channels of distribution through additional entities. The Company has also established key strategic alliances with stock exchanges and associations for third party content.


THE OFFERING
Common Stock offered by the Company				900,000 shares
Common Stock to be outstanding after the Offering	8,487,604 shares(1)
Use of proceeds 							For general corporate
									purposes, including
									capital expenditures
									 and working capital.

RISK FACTORS

	This Prospectus may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and other factors discussed elsewhere in this Prospectus. In addition to the other information contained in this Prospectus, investors should carefully consider the following risk factors:

Extremely Limited Operating History; Accumulated Deficit; Deficit in Shareholder's Equity; Working Capital Deficit; Anticipation of Continued Losses; Qualified Auditor's Report.

	The Company has an extremely limited operating history, which makes it difficult to manage future operations or predict future operating results. The Company was incorporated in April 1996 and is the successor to a business organized in February 1995. It did not generate any revenues until September 1996 and has generated limited revenues since then to date. The Company has incurred significant net losses since inception and expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future. As of December 31, 1996, the Company had an accumulated deficit of $328,934, a deficiency in stockholders' equity of $87,050 and a working capital deficiency of $159,482. These conditions raise substantial doubt about the Company's ability to continue in business as a going concern. The report of the Company's Independent Public Accountant's is qualified by reference to such conditions. See
"Independent Accountant's Report." The implementation of management's plan to establish the Company as the dominant, branded financial services provider on the Internet is dependent, among other things, on the success of the Company's initial public offering being made hereby.

	The Company and its prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market. In order to be successful, the Company must, among other things, continue to attract, retain and motivate qualified personnel, successfully implement its advertising program, continue to upgrade its technologies and commercialize products and services incorporating such technologies, respond to competitive developments and successfully expand its internal infrastructure. Moreover, due to the intense competition in the emerging markets addressed by the Company, the Company must seek to expand all aspects of its business rapidly, which increases the challenges facing the Company making it more difficult for the Company to recover from business errors. The Company has achieved only limited revenues to date, and its ability to generate significant revenues is subject to substantial uncertainty. There can be no assurance that the Company will be able to address any of these challenges or will be able to sustain revenue growth or achieve profitability. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Potential Fluctuations in Future Results.

	As a result of the Company's extremely limited operating history as well as the very recent emergence of the market addressed by the Company, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating expenses. The Company has incurred significant net losses to date. Substantially all of the Company's revenues have been generated from the subleasing of part of it's office space, but the Company expects revenue for the foreseeable future to continue to be derived substantially from advertising sales and subscriptions. The company has sold no advertising space to date, therefore future sales and operating results are difficult to forecast. In addition, significant portions of the Company's revenues to date have been derived from it's subscriptions fees from it's customers, and the Company currently anticipates that future quarters may continue to reflect this trend. Therefore, the companies inability to secure subscribers and advertising contracts or license agreements could have a material adverse effect on the Company's business, results of operations and financial condition. The Company's expense levels are based in part on its expectations as to future revenues and to a large extent are fixed. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to the Company's expectations would have an immediate adverse impact on the Company's business, results of operations and financial condition. Moreover, the Company plans to significantly increase its operating expenses to fund greater levels of research and development, establish its sales and marketing operations, develop new distribution channels and broaden its customer support capabilities. To the extent that any expenses in 1997 precede or are not subsequently and timely followed by increased revenues, the Company's business, results of operations and financial condition will be materially adversely affected.

	The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors, including:
 the continued rate of growth, usage and acceptance of the Internet; the rate of acceptance of the Internet as an advertising medium; demand for the Company's products and services; the advertising budgeting cycles of individual advertisers; the introduction and acceptance of new or enhanced products or services by the Company or by its competitors; the Company's ability to anticipate and effectively adapt to a developing market and to rapidly changing technologies; the Company's ability to effectively expand its operations and manage such expansion; the Company's ability to attract, retain and motivate qualified personnel; initiation, renewal or expiration of significant contracts such as the Company's distribution relationship with the stock exchanges; pricing changes by the Company or its competitors; specific economic conditions in the Internet market; general economic conditions and other factors. In addition, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a short-term material adverse effect on the Company's business, results of operations and financial condition and may not generate the long-term benefits intended. Due to all of the foregoing factors, it is likely that in some future period, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	The Company's revenues in the near term will also be dependent to a material degree on the Company's relationship with the various stock exchanges. In 1996, the Company and the various stock exchanges entered into agreements, which provide that, the exchanges will provide Nichi
Money with stock quotes, which NICHI MONEY will be able to redistribute subject to certain provisions, the most important provision is that users who receive the data in real-time will pay exchange fees which are to be collected by NICHI MONEY and passed on to the exchanges as well as the necessary information collected on all those users. In addition, the
Exchanges have the right to cancel  the agreement based upon the company's inability to make timely payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business -- Marketing and Distribution of the NICHI MONEY Brand" and
 "-- NICHI MONEY'S Products and Services."



Developing Market; Unproven Acceptance of Internet Advertising and of the
 Company's Products and Services.

	The market for the Company's products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants with products and services for use on the
Internet. The Company's future success is highly dependent upon the increased use of the Internet for information publication, distribution and commerce. In particular, because the Company expects to derive substantially all of its revenues in the foreseeable future from sales of Internet advertising and subscriptions, the future success of the Company is highly dependent on the development of the Internet as an advertising medium and the use of the Internet to retrieve real-time financial data.
The Internet as an advertising medium has not been available for a sufficient period of time to gauge its effectiveness as compared with traditional advertising media. In addition, the Company has no paying advertising customers. However advertisers have limited or no experience using the Internet as an advertising medium, have not devoted a significant portion of their advertising expenditures to such advertising and may not find such advertising to be effective for promoting their products and services relative to advertising in traditional media. Also, certain advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a material adverse effect upon the viability of advertising on the Internet.

	In addition, the Company's success will depend in large part upon the continued growth in the use of the Internet and in particular the use of the Internet for investing purposes. There can be no assurance that Internet usage will become widespread or that extensive content (such as Web pages ) will continue to be provided over the Internet. Issues concerning the commercial use of the Internet such as security, reliability, cost, ease of access and use, quality of service and acceptance of advertising, remain unresolved and may negatively impact the growth of Internet usage or the acceptance of the Internet as an advertising medium. To the extent that the Internet continues to experience growth in the number of users and amount of traffic, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by such growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to increased governmental regulation. There can be no assurance that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by the Company and its advertising customers.

	The Company is in a new and rapidly evolving industry, with demand for and market acceptance of recently introduced products and services being subject to a high level of uncertainty. Accordingly, it is difficult to predict its size, stability and the extent of its growth, if any. There can be no assurance that the market for the Company's products and services will develop or that demand for the Company's products or services by Internet users or by advertisers will emerge or become sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products and services do not achieve or sustain acceptance by Internet users or advertisers, the
Company's business, results of operations and financial condition will be materially adversely affected. See "Business -- Industry Background."

Reliance on Advertising Revenues and Subscriptions

	The Company has derived substantially all of its revenues to date from subscriptions to real-time data, but we expect that once we start receiving advertising revenue, we may be heavily reliant on such revenue.
  However the Company's current business does not generate advertising revenues through the sale of advertising on the Internet. Our advertising contracts generally guarantee a minimum of impressions (displays of the advertisement to the user) per month. There can be no assurance that advertisers will advertise on the Company's website or that sufficient impressions will be achieved or available, or that the Company will be able to successfully attract advertisers, or that we can effectively distribute real-time data to a large number of subscribers at the same time. The Company's ability to generate significant advertising revenues or subscription revenue will depend, among other things, on advertisers' and individual investors' acceptance of the Internet as an attractive and sustainable medium, the development of a large base of users and subscribers of the Company's products and services with demographic characteristics attractive to advertisers, the successful expansion of the Company's advertising capabilities and creating an advertising sales force, and strong acceptance of the Company's services by Internet users.


	Furthermore, there is intense competition among sellers of advertising space and real-time data on the Internet, and a variety of pricing models offered by different vendors for a range of advertising and market data services, making it difficult to project future levels of advertising revenues and pricing models that will be adopted by the industry or individual companies. In addition, certain advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a material adverse effect upon the viability of advertising on the Internet Users of real-time data also put a great deal of pressure on computer equipment due to the need for the information to be constantly updated.
 There may be times we can not take on additional users for fear of the additional load causing our machines to crash. There can be no assurance that the Company will be able to obtain the equipment that will be necessary to increase the number of our subscribers in a timely fashion
 Finally, there can be no assurance that the Company will be successful in generating advertising revenues, and failure to do so will have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of
 Financial Condition and Results of Operations," "Business -- Industry Background" and "-- Advertising Sales and Services."

Dependence on Other Third Party Distribution Relationships.

	 From July 1996 the Company's service was listed on Clubmaker Online by way of an ad exchange brokered by Nichi Capital Ltd. The ad exchange has brought in some users and due to the results achieved. The Company is in the process of establishing such links with various other companies who have websites on the Internet. However 70% of our website's traffic has come from the search engines which NICHI MONEY advertises it's website. The Company plans to also enter into distribution agreements and informal relationships with other software vendors and operators of online networks and Web sites. Although none of these relationships currently represents a significant portion of the Company's traffic, the Company expects that they will become more important, in part, due to the fact that the company is not paying for such advertising.

	The Company's business relationships with these other companies consist of an ad exchange in high traffic areas of each company's website. These distribution arrangements, including the arrangement with Clubmaker Online, typically are not exclusive, and are terminable upon little or no notice. There is no assurance that Clubmaker Online or any of these other companies will not terminate their relationship with the Company or develop their own product offerings competitive with those of the Company.
If Clubmaker Online or any of these other companies were to terminate or reduce their joint marketing activities with the Company, increase the fees or otherwise change the terms on which the Company's products and services are accessed through such companies' Web sites, develop and market their own competitive products and services, or promote competing products and services from other third parties, or if these relationships do not result in high-level usage of the Company's services, the Company's business, results of operations and financial condition could be materially and adversely affected.

	The Company also sells real-time data to individual investors and professionals with the approval of the exchanges and the exchanges can charge what they want to receive their data, this cost is not borne by the user but by the subscriber and the fees if raised might cause subscribers to stop receiving real-time data or reduce the number of subscribers who wish to receive real-time data due to an increase in cost. The Company's business, results of operation and financial condition could be materially and adversely affected

 Technological Change and New Products and Services.

	The market for Internet products and services is characterized by technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products and services in the near future. The Company's future success will depend in significant part on its ability to continually and on a timely basis to introduce new products, services and technologies and to continue to improve the performance, features and reliability of the Company's products and services in response to both evolving demands of the marketplace and competitive product offerings.

	The Company develops it's own technology, which has being designed to significantly improve retrieval and Web page indexing capabilities.
 It is not yet clear that these technologies and services under development, and many of the Company's new products and product enhancements which have been only recently introduced will achieve significant market acceptance.

	There can be no assurance that any new or proposed product or service will attain market acceptance. Failure of the Company to successfully design, develop, test, market and introduce new and enhanced technologies and services, in particular, or any enhancements of the Company's current data processing technology, or the failure of the Company's recently introduced products and services to achieve market acceptance could have a material adverse effect upon the Company's business, operating results and financial condition. There can be no assurance (i) that the Company will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced technologies, products and services, or (ii) that the Company's new or recently introduced products and services will adequately meet the requirements of the marketplace and achieve significant market acceptance. Due to certain market characteristics, including technological change, changing customer needs, frequent new product and service introductions and evolving industry standards, timeliness of introduction of these new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of advertising revenue. There can be no assurance that the Company will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that its new products and services will adequately meet the requirements of the marketplace and achieve market acceptance. In addition, new or enhanced products and services introduced by the Company may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence and user support, thus adversely affecting the use of the Company's products and services, which in turn would have a material adverse effect upon the Company's business, results of operations or financial condition. If the Company is unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be materially adversely affected. In addition, if the Company is unable to remain competitive with its competitors, its business, operating results and financial condition may be materially adversely affected as well.
 See "-- Dependence on Technology Suppliers" and "Business -- Technology."

Dependence on Technology Suppliers.

	The Company is dependent currently upon several suppliers for the integral components of its current and future technologies. The Company currently uses programs it has developed to perform various functions.
 Although the Company continues to modify and develop its own proprietary core technology, there can be no assurance that new features to NICHI MONEY will continue to be successfully designed, developed, tested, marketed and introduced or accepted by the marketplace in a timely manner. In the event that new features to NICHI MONEY, or an alternative technology, is not successfully introduced and accepted in a timely manner, the Company will continue to be dependent upon the existing technology it has developed.
 Given the technological changes occurring in the industry, there is no assurance that the NICHI MONEY's technology will remain a competitive technology in the future.

	In addition, the Company has been developing services for distribution through the use of technology developed by other companies. The Company intends to utilize the software technology to organize it's business and distribute it's products. Such products include "Acrobat" a software package developed by Adobe software to distribute our upcoming newsletter designed to keep users up-to-date on what is happening on NICHI MONEY as well as to distribute exchange agreements for subscriptions to real-time data. We believe that this product is commonly used by Internet users.
 See "-- Technological Change and New Products and Services" and "Business -- Technology."



Dependence Upon Third Party Content Development.

	A key element of the Company's strategy involves the use of unique content developed by third parties for Nichi Money. A significant majority of the Company's relationships with such third parties, however, have only recently been developed . There can be no assurance that they will not seek to charge the Company a significant fee for the supply of such content, that they will not enter into similar arrangements with or provide similar content to the Company's competitors, that they will continue their relationship with the Company, or that they will not establish their own services to compete against the Company for advertising revenue. Nor can there be any assurance that the Company's current or future third-party content providers will provide content that is attractive to Web users or that their efforts will result in significant revenue to the Company. Any failure of these parties to develop and maintain high-quality and attractive content could result in dilution to the NICHI MONEY brand and could have a material adverse effect on the Company's business, results of operations and financial condition.
 See "Business -- NICHI MONEY'S Services."

Intense Competition.

	The market for Internet products and services is highly competitive, with no substantial barriers to entry, and the Company expects that competition will continue to intensify. In addition, the market for the Company's products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants with competing products and services. The Company does not believe this market will support the increasing number of competitors and their products and services. Although the Company believes that the diverse segments of the Internet market may provide opportunities for more than one supplier of products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments. Accordingly, any failure of the Company to provide product and service offerings that achieve success in the short-term could result in an insurmountable loss in market share and brand acceptance, and could, therefore, have a material adverse and long-term effect upon the Company's business, results of operations and financial condition.

	A number of companies offer competitive products and services addressing certain of the Company's target markets. These companies include America Online, Inc., E-trade, Quote.Com., Microsoft Network.,
 The Quicken Financial Network, Charles Schwab, CompuServe Corporation, Prodigy Services Company and Yahoo! Corporation. In addition, the Company competes with other companies that allows users to search their databases over dedicated digital lines simultaneously. The Company also competes indirectly with database vendors that offer information search and retrieval capabilities with their core database products. In the future, the Company may encounter competition from providers of Web browser software, including Netscape and Microsoft Corporation ("Microsoft"), other online services and other providers of other Internet products and services who elect to incorporate their own financial search and retrieval features into their offerings.

	Many of the Company's existing and potential competitors have significantly greater financial, technical and marketing resources than the
 Company. The Company may also be adversely affected by competition from users of its products and technology, current and future advertisers, as well as from its current, future and former content providers. There can be no assurance that the Company's competitors will not develop Internet products and services that are superior to those of the Company or that achieve greater market acceptance than the Company's offerings. Moreover, a number of the Company's future advertising customers, licensees and licensors have also established relationships with certain of the Company's competitors . In addition, the Company competes with online services and other Web site operators as well as traditional off-line media such as print and television for a share of advertisers' total advertising budgets. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on the Company's business, results of operations and financial condition.
See "Business -- Competition."



Management of Growth; Need to Establish Infrastructure

	The rapid growth that the Company believes is necessary to successfully offer its products and services has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. The Company continues to expand its operations and increase its dependence and reliance on computer generated information. This evolution necessitates continuous reassessment of the appropriateness of the Company's computerized data and systems. The Company's current management information system is cumbersome and inefficient and requires a significant amount of manual effort using personal computer spreadsheets in order to process and analyze information. This situation makes it difficult for management to obtain timely and accurate information. The Company is evaluating a number of new financial and management controls, reporting systems and procedures, as well as its information systems and technology. Such expansion efforts will create significant strain upon the Company's existing resources. The Company expects the number of employees to continue to grow over the next 12 months.


	There can be no assurance that the Company will be able to effectively manage the expansion of its operations, that the Company's new management team will work together effectively, that the Company will be able to attract and retain qualified personnel, that the Company's systems, procedures or controls will be adequate to support the Company's operations or that Company management will be able to achieve the rapid execution necessary to fully exploit any potential market opportunity for the Company's products and services and media properties. In addition, the Company intends to establish at least one mirror, or duplicate, site in another geographic location, which will create additional operational and management complexities, including the need for continual updating and maintenance of the company's databases among geographically dispersed network servers. Any inability to effectively manage growth could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business -- Employees" and "Management."

Intellectual Property and Proprietary Rights.

	The Company's success depends significantly upon its proprietary technology. The Company currently relies on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company generally enters into confidentiality agreements with its employees and consultants. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. The Company will apply for registration for certain service marks and trademarks, and will continue to evaluate the need for registration of additional service marks and trademarks as appropriate.

	Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or services or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. Litigation may be necessary to protect the Company's proprietary technology. Any such litigation may be time-consuming and costly. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology or duplicate the Company's products or services or design around patents or other intellectual property rights of the Company.

	There have been substantial amounts of litigation in the information technology industry regarding intellectual property rights. There can be no assurance that the Company will develop proprietary products or services or technologies that are patentable or that the patents of others will not have a material adverse effect on the Company's ability to do business. In addition, there can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products or services, trademarks or other proprietary rights, or that the Company will not counterclaim against any such parties in such actions.
Any such claims or counterclaims could be time-consuming, result in costly litigation, cause product release delays, require the Company to redesign its products or services or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon the Company's business, operating results and financial condition.
Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all.
 See "-- Government Regulation and Legal Uncertainties," "-- Liability for Information Retrieved from the Internet" and "Business -- Intellectual
Property and Proprietary Rights."


Capacity Constraints and System Failure.

	A key element of the Company's strategy is to generate a high volume of traffic to its products and services. Accordingly, the performance of the Company's products and services is critical to the Company's reputation, its ability to attract advertisers to the Company's Web sites and market acceptance of these products and services. Any system failure that causes interruptions or that increases response time of the Company's products and services would result in less traffic to the Company's Web sites and, if sustained or repeated, would reduce the attractiveness of the Company's products and services to advertisers and customers. In addition, an increase in the volume of queries conducted through the Company's products and services could strain the capacity of the software, hardware or telecommunications lines deployed by the Company, which could lead to slower response time or system failures. As the number of Web pages and users increase, there can be no assurance that the Company's products, services and systems will be able to scale appropriately. The Company is also dependent upon Web browser companies and Internet and online service providers for access to its products and services, and users have experienced and may in the future experience difficulties due to system or software failures or incompatibilities not within the Company's control. The Company is also dependent on hardware suppliers for prompt delivery, installation and service of servers and other equipment and services used to provide its products and services. Any disruption in the Internet access and service provided by the Company or its service providers could have a material adverse effect upon the Company's business, results of operations and financial condition.

	The process of managing advertising within large, high traffic Web sites such as the Company's is an increasingly important and complex task. The Company relies on internal advertising inventory management and analysis systems to provide enhanced internal reporting and customer feedback on advertising. An extended failure of the Company's advertising management system could result in incorrect advertising insertions,. In the event of such failure the Company may be exposed to "make good" obligations with its advertising customers, which, by displacing advertising inventory, could have a material adverse effect on the
Company's business, results of operations and financial condition.

	In addition, the Company's operation depends upon its ability to maintain and protect its computer systems located in New York City, New York. This system is vulnerable to damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. The Company does not currently have a disaster recovery plan in effect. Despite the implementation of network security measures by the Company, its servers are also vulnerable to computer viruses, break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays in or cessation of service to users of the Company's products and services. The occurrence of any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition.
See "Business -- Facilities."


Dependence on Key Personnel.

	The Company's future performance depends in significant part upon the continued contributions of its key technical and senior management personnel including, in particular, Olawande Agunloye, the Company's founder, President and Chief Executive Officer and the Chairman of the Board. The
 Company will provide incentives such as stock options to attract and retain qualified employees. The loss of the services of Mr. Agunloye or any of the Company's future officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and management employees or that it can attract, assimilate or retain other highly qualified technical and management personnel in the future.
See "Business -- Employees" and "Management."


Government Regulation and Legal Uncertainties.


	The Company is not currently subject to direct regulation by any government agency, other than by the Securities and Exchange Commission or by regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. There are however laws that have been imposed by the Securities and Exchange Commission that relate to the way a registered investment advisor may conduct itself, these laws do not relate to Internet commerce but to what is lawful or unlawful for a registered investment advisor. It is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such issues as user privacy, pricing and characteristics and quality of products and services. For example, the recently enacted Telecommunications Reform Act of 1996 imposes criminal penalties on anyone who distributes obscene, lascivious or indecent communications on the Internet. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products, increase the Company's cost of doing business, or otherwise have an adverse effect on the Company's business, results of operations or financial condition.
  Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trade secret, libel and personal privacy is uncertain. Any such new legislation or regulation could have a material adverse effect on the Company's business, results of operations or financial condition. See "-- Intellectual Property and Proprietary Rights."


Liability for Information Retrieved from the Internet.


	Because Internet services provided by the Company require the Company to link users to information which is downloaded, indexed and distributed from Web pages published by a large number of Internet Web sites and content providers, there is potential that claims will be made against the Company on theories such as defamation, negligence, copyright or trademark infringement, distribution of obscene, lascivious or indecent communications or other theories of liability based on the nature and content of such materials. Such claims have been brought, and sometimes successfully pressed, against online services in the past. Additionally, claims could be made against the Company for copyright infringement based on the improper dissemination of information. Although the Company intends to carry general liability insurance, the Company's insurance may not cover potential claims of this type, or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company.


No Prior Public Market; Determination of Public Offering Price;
Potential Volatility of Stock Price.


	Prior to this Offering there has been no public market for the Company 's Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. The initial offering price was determined by the Company may not be indicative of future market prices. The trading price of the Company's Common Stock could be subject to wide fluctuations in response to a number of factors, including quarterly variations in operating results, announcements of technological innovations or new products and services, applications or product enhancements by the Company or its competitors, changes in financial estimates by securities analysts and other events. In addition, the stock markets in general, and the market prices for Internet-related companies in particular, have historically experienced extreme volatility that at times has been unrelated to the operating performance of such companies. The trading price of the Common Stock could also be subject to significant fluctuations in response to variations in quarterly results of operations, announcements of new products or acquisitions by the Company or its competitors, governmental regulatory action, other developments or disputes with respect to proprietary rights, general trends in the industry and overall market conditions and other factors. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. See "Plan of Distribution."



Shares Eligible for Future Sale; Registration Rights.

	Sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the market price for the Common Stock. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act of 1933, as amended (the "Securities Act").. As a result of of Rule 144 which restricts the sale of stock by insiders for a period of one year, no shares other than the 900,000 shares offered hereby will be eligible for sale in the public market. Upon the expiration of the one year after the date of this Prospectus, an aggregate of approximately  7,587,604 shares will first become eligible for sale into the public market immediately following the Offering, based on shares outstanding at
 December 31, 1996 . However subject to the sale of stock by insiders not all the stock may be sold at once. See "Shares Eligible for Future
 Sale."


Control by Existing Shareholders; Certain Anti-Takeover Provisions Affecting
 Shareholders.



	Upon completion of this Offering, the present directors, executive officers and principal shareholders of the Company and their affiliates will beneficially own approximately 90% of the outstanding Common Stock, and will be able to control all matters requiring shareholder approval, including approval of significant corporate transactions. Under the General Corporations Law of New York, the Company's shareholders are currently entitled to cumulate their votes for the election of directors. The
Company's Amended and Restated Articles of Incorporation and Bylaws provide, however, that cumulative voting will no longer be permitted at such time as the Company's stock is publicly traded in a manner that meets certain standards established by the General Corporations Law of New York. The
 Company expects that the requirements shall have been met and cumulative voting shall have been eliminated by the record date for its next annual meeting of shareholders. Accordingly, the principal shareholders of the
Company, who collectively hold over 66-2/3% of the Company's outstanding stock, will be able to control election of all directors of the Company.
 These provisions along with the provisions of the Company's Bylaws described above, could delay or make more difficult a proxy contest involving the Company, which could adversely affect the market price of the
 Company's Common Stock. See "Description of Capital Stock -- Certain Provisions of the Company's Articles of Incorporation and Bylaws."


Dilution.


	Purchasers in this Offering will suffer an immediate and substantial dilution in the net tangible book value of the Common Stock from the initial public offering price. See "Dilution."


No Specific Use of Proceeds.


	The Company expects that it will use the net proceeds of this Offering for general corporate purposes, including working capital.
In early 1993, the SEC began to mandate electronic filing through it's Electronic data Gathering, Analysis, and Retrieval system ("EDGAR"). This system is intended to benefit electronic filers, enhance the speed and efficency of SEC processing, and make corporate and financial information available to investors, the financial community and others in a matter of minutes. The Company is pursuing a contract to be issued by the Securities and Exchange Commission (SEC) for the EDGAR contract which will allow the Company to accept and redistribute EDGAR data for a fee which must be agreed upon by the SEC. The Company anticipates spending $1 million in 1997 for capital expenditures in connection with this contract ( if the offering is sucessful) and for the Company's business expansion. The Company has no other specific plans as to the use of the net proceeds from this Offering. Pending use, the Company plans to invest the net proceeds in investment-grade, interest-bearing securities. Accordingly, management will have significant flexibility in applying the net proceeds of this Offering. See "Use of Proceeds."



Future Capital Needs; Uncertainty of Additional Financing.


	The Company currently anticipates that the net proceeds of this Offering, together with available funds and cash flows generated from advertising revenues, will be sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion for at least the next 12 months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of the Company will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations
 -- Liquidity and Capital Resources."



THE COMPANY

	The Company was formed in New York in April 1996.
Effective April 2, 1997, the Company acquired all of the assets, goodwill and liabilities of the Internet financial services business of Wise Choice Discount Brokerage, Inc. ("Wise Choice"), in exchange for 7,587,604 shares of common stock which were distributed to the shareholders of Wise Choice. As explained in Note 1 to the Financial Statements, the financial statements of the Company reflect historical amounts at which the assets and liabilities are shown and the historical operations of the transferred business from it's inception ( Febuary 16
,1995). Except as the context otherwise requires, the term "Company"
 refers to both Nichi Capital ,Ltd and the acquired business. The Company's principal executive office is located at 150 Nassau Street,
 Suite 1009-13, New York , New York 10038 and its telephone number at such location is (212) 566-4143. The Company's Nichi Money's address is http://www.nichi.com. Information contained in the Company's Web site shall not be deemed a part of this Prospectus. This Prospectus also includes trademarks of companies other than the Company.


USE OF PROCEEDS

	The net proceeds to the Company from the sale of the maximum amount of 900,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $8,100,000 ($2,700,000 if the minimum amoun t of $300,000 shares is sold), at the initial public offering price of $10.00 per share to the public and before deducting estimated offering expenses other than selling commissions. The primary purposes of this Offering is to obtain additional equity capital which is necessary to pursue the Company's business plan, to create a public market for the Common Stock and to facilitate future access to public markets. The Company expects that it will use the net proceeds of this Offering for general corporate purposes, including working capital, and capital expenditures, including approximately $1,700,000 to be added to the Company's working capital, half a million dollars for the purchase of computer equipment and improvements to the Company's management information systems in connection with the Company's pursuit of the Edgar contract and for the Company's business expansion. If less than the maximum amount is raised, the proceeds are intended to be applied first to additions to the Company's working capital and then to the purchase of computer equipment to the extent proceeds are available. The Company has no other specific plans as to the use of the net proceeds from this Offering. A portion of the net proceeds may also be used for the acquisition of businesses, products and technologies that are complementary to those of the Company. The
Company has no present plans, agreements or commitments and its not currently engaged in any negotiations with respect to any such transaction.
  Pending use, the Company plans to invest the net proceeds in investment-grade, interest-bearing securities. See "Risk Factors -- No
 Specific Use of Proceeds."


DIVIDEND POLICY


	The Company has never declared or paid any cash dividends on its capital stock, and does not expect to pay cash dividends on its Common
Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business.



CAPITALIZATION




	The following table sets forth as of December 31, 1996 (a) the historical capitalization of the Company and(b) the pro forma capitalization of the Company giving effect to the issuance of a maximum of 900,000 shares offered hereby,and (c) the pro forma capitalization of the Company giving effect to the issuance of a minimum of 300,000 shares of Common Stock being offered hereby. This table should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this prospectus.
    Prospectus.
                                             At December 31, 1996
                                             Actual   Pro forma (1)   Pro forma
 (2)

Debt:
Total liabilites .............................$166,382   $166,382      $166,382

Stockholders' Equity:
Common Stock, $.01 par value;
15,000,000 shares authorized;
7.587,604 shares issued and outstanding, actual;
8,487,604 share issued and outstanding, Pro forma (1);
and 7,887,604 shares issued and outstanding    75,876   84,876 (1)  78,876 (2)

Additional paid-in Capital............... 166,008  8,007,008 (1)  2,613,008 (2)

Accumulated deficit..........................(328,934) (86,434)(3) (306,434)(4)
Total capitalization........................   $79,332  $8,171,832 $2,551,832


(1) Reflects the receipt of $7,850,000 in net proceeds from the issuance of 900,000 shares of Common Stock at $10.00 per share, after deducting commissions and offering expenses aggregating $1,150,000.00

(2) Reflects the receipt of $2,450,000 in net proceeds from the issuance of 300,000 shares of Common Stock at $10.00 per share, after deducting commissions and offering expenses aggregating $550,000.00.

(3) Gives effect to interest income of $243,000 on average cash balances of $4,850,000 assumed to be on deposit in interest bearing bank accounts as a result of the maximum offering. Based on an assumed interest rate of 5% per annum.

(4) Gives effect to interest income of $23,000 on average cash balances of $450,000 assumed to be on deposit in interest bearing bank accounts as a result of the minimum offering. Based on an assumed interest rate of 5% per annum.





























    D I L U T I O N


 The difference between the Offering Price per share of Common stock and the pro forma net tangible book value per share after the Offering constitutes the dilution per share of Common Stock to investors in the offering. The net tangible deficiency in book value of Common Stock at December 31, 1996 was($93,155) or ($.01) per share of Common Stock. Net tangible book value per share of Common Stock on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date by the number of shares of Common Stock outstanding on such date by the number of shares of Common Stock outstanding on such date.

 After (i) giving effect to the sale of 900,000 shares of Common Stock offered hereby by the Company at the Offering Price of $10.00 per share
 (ii) the deduction of the underwriting commissions and estimated offering expenses payable by the Company and (iii) interest income on average cash balances assumed to be on deposit in interest bearing bank accounts as a result of the maximum offering, the pro forma tangible book value of the Company as of December 31,1996 would have been $7,999,345 or $.94 per share. This represents an immediate dilution of $9.06 per share to new public investors purchasing Common Stock in the Offering, as illustrated in the following table:

        Offering Price per share...............................  $10.00
          Net tangible book value before offering...   ($0.01)
          Increase attributed to new investors......     0.95
        Pro forma net tangible book value after the Offering...    0.94
        Dilution to new investors..............................   $9.06


 If the minimum number of shares of Common stock are sold, the pro forma net tangible book value per share at December 31,1996, as adjusted for the Offering, would be approximately $2,452,845 or $.30 per share and the dilution per share to the purchasers of Common Stock in the Offering would be approximately $9.70.

 The following table summarizes on a pro forma basis as of December 31, 1996 the difference between existing shareholders and new investors with respect to the number and percentage of shares of Common Stock purchased from the Company and the average consideration and percentage of total consideration paid to the Company and the average consideration per share paid ( at an assumed public offering price of $10.00 per share):

    Assuming the maximum number of shares of Common Stock are sold:

                       Shares  Purchased  Total Consideration  Average price
                       Number    Percent  Amount   Percent     Per Share

Existing Shareholders  7,587,604   89.40%  241,884     2.62%     $0.03
Public investors       900,000     10.60% 9,000,000   97.38%    $10.00
                       8,487,604  100.00%	9,241,884   100.00%


    Assuming the minimum number of shares of Common Stock are sold:

                        Shares  Purchased Total Consideration Average price
                        Number    Percent Amount   Percent      Per Share

 Existing Shareholders  7,587,604   96.20%  241,884     7.46%    $0.03
 Public investors         300,000    3.80% 3,000,000   92.54%   $10.00
                        7,887,604  100.00% 3,241,884   100.00%







    SELECTED FINANCIAL DATA


 The historical balance sheet and results of operations of the Company included in the selected condensed financial data are as of and for the year ended December 31, 1996.

 The following selected income statement data for the years ended
 December 31, 1996 and 1995 and the balance sheet data as of December 31, 1996 and 1995 are derived from the Company's audited financial statements and notes thereto included elsewhere herein audited by Weinick, Sanders
 & Co. LLP, Independent public accountants, as set forth in their report also included elsewhere herein.

 The information set forth below should be read in conjunction with " Management's Discussion and Analysis of Financial Condition and Results
 of Operations" and all of the financial statements and the notes thereto and other financial information included elsewhere in this Prospectus.

                                                     Year Ended December 31,
                                                           1996       1995

 Statements of Operations Data

 Revenue..................................................9,101     4,542

 Expenses:
    Consulting - Officer/ Stockholder....................36,693          0
    Advertising..........................................60,479      1,448
    Depreciation and amortization........................13,936      4,623
    General and administrative expenses..................132,967     92,431
              Total expenses.............................244,075     98,502

    Net loss............................................(234,974)   (93,960)

    Pro Forma Information
    Pro forma interest income (1)........................242,500    242,500
    Pro forma income before provision for income taxes.....7,526    148,540
    Pro forma provision for income taxes ..................3,000     57,000
    Pro forma net income...................................4,526     91,540

    Per Share Data
    Pro forma net income per share (1)(2)(3)...............$0.00      $0.01
    Pro forma weighted number of shares
    outstanding (1)(2)(3)..............................8,463,955  8,396,644

                                                    December 31, 1996
  Balance Sheet Data                      Actual Pro forma(2) Pro forma(3)
  Working capital (Deficiency)...........(159,482)   6,433,018    1,813,018
  Total assets..............................79,332   8,171,832	2,551,832
  Total shareholders equity (Deficiency)..(87,050)   8,005,450    2,385,450


(1) Represents interest income on average cash balances assumed to be on deposit in interest bearing bank accounts as a result of the maximum offering.

(2) Gives effect to the sale of 900,000 shares of Common Stock
(the maximum offering) being offered hereby, at $10.00 per share.

(3) Gives effect to the sale of 300,000 shares of Common Stock
(the minimum offering) being offered hereby, at $10.00 per share.








MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
PLAN OF OPERATIONS

	This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the
Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors commencing on page 5 as well as other factors described below and elsewhere in this Prospectus.

OVERVIEW

	Nichi Capital Ltd. is the successor to the Internet financial services business of its affiliate, Wise Choice Discount Brokerage, Inc., which was commenced in February 16, 1995 to develop and provide financial and World Wide Web ("Web") investment services. From inception (February 16, 1995)
to December 31, 1996, the Company's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, research and development, and the negotiation and execution of an agreement with various exchanges for stock quote information.

	The Company introduced its first products and services on July 1st 1996. During 1995 and for the first quarter of 1996, the Company derived its revenues substantially from the sublease it had with KP international
 Ltd. and, to a lesser extent, from advisory fees for the Company's services. During these periods, there were no advertising revenues and the sublease and the advisory fees accounted for 75% and 25%, respectively, of total revenues. However, the Company expects to derive substantially all of its future revenues for the foreseeable future from selling advertising space on its Web sites and from subscribers. The Company's current business model to generate revenues through the sale of advertising on the Internet is unproven. There can be no assurance that advertisers will purchase advertising space and services from the Company or that the Company will be able to successfully attract additional advertisers. See "Risk Factors -- Reliance on Advertising Revenues."

	The Company has an extremely limited operating history, which makes it difficult to manage future operations or predict future operating results.
The Company did not commence generating revenues until September, 1996, for revenue over the Website, and has generated limited revenues to date. The Company has incurred significant net losses since inception and expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future. As of December 31, 1996, the Company had an accumulated deficit of $328,934, a deficiency in stockholders' equity of $87,050 and a working capital deficiency of $159,482. These conditions raise substantial doubt about the Company's ability to continue in business as a going concern. The report of the Company's Independent Public Accountant's is qualified by reference to such conditions. See "Independent Accountant's
 Report." The implementation of management's plan to establish the Company as the dominant, branded financial services provider on the Internet is dependent, among other things, on the success of the Company's initial public offering being made hereby.

	The Company and its prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market. In order to be successful, the Company must, among other things, continue to attract, retain and motivate qualified personnel , successfully implement an advertising program, continue to attract subscribers, continue to upgrade its technologies and commercialize products and services incorporating such technologies, respond to competitive developments and successfully expand its internal infrastructure. As a result of the Company's extremely limited operating history as well as the very recent emergence of the market addressed by the Company, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating expenses.
 Moreoever, subscribers and advertisers will have terms that allow them to cancel at any time. Accordingly, future sales and operating results are difficult to forecast. In addition, significant portions of the Company's revenues to date have been derived from subscriptions from a limited number of customers, and the Company currently anticipates that future quarters will continue to reflect this trend. Therefore, the cancellation or deferral of a small number of subscriptions, future advertising contracts or license agreements could have a material adverse effect on the Company's business, results of operations and financial condition. The Company's expense levels are based in part on its expectations as to future revenues and to a large extent are fixed. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.
Accordingly, any significant shortfall in relation to the Company's expectations would have an immediate adverse impact on the Company's business, results of operations and financial condition.

	The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors, including the continued rate of growth, usage and acceptance of the Internet; the rate of acceptance of the Internet as an advertising medium; demand for the Company's products and services; the advertising budgeting cycles of individual advertisers; the introduction and acceptance of new or enhanced products or services by the Company or by its competitors; the Company's ability to anticipate and effectively adapt to a developing market and to rapidly changing technologies; the Company's ability to effectively expand its operations and manage such expansion; the Company's ability to attract, retain and motivate qualified personnel; initiation, renewal or expiration of significant contracts such as the Company's distribution relationship with various exchanges; pricing changes by the Company or its competitors; specific economic conditions in the Internet market; general economic conditions and other factors. In addition, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a short-term material adverse effect on the
 Company's business, results of operations and financial condition and may not generate the long-term benefits intended. Due to all of the foregoing factors, it is likely that in some future period, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected. See "Risk Factors -- Extremely Limited Operating History; Anticipation of Continued Losses," " -- Potential
 Fluctuations in Future Results" and " -- Developing Market; Unproven Acceptance of Internet Advertising and of the Company's Products and
Services."

RESULTS OF OPERATIONS

	From inception through the third quarter of 1996, the Company's operations were limited and consisted primarily of start-up activities. Accordingly, the Company believes period-to-period comparisons of the first, second and third quarters of 1996 against the comparable period in 1995 or the entire year of 1995, are not meaningful. Accordingly the Company has not included such comparisons in the following discussion.
 Likewise, because of the Company's limited operations in 1995, the Company believes that future period-to-period comparisons against 1995 may also not be meaningful. See "Risk Factors -- Extremely Limited Operating History; Anticipation of Continued Losses."

TOTAL REVENUES

	From inception ( Febuary 16,1995) to December 31st, 1995 and fiscal 1996, total revenues were $4542.00 and $9,101.00 , respectively, consisting principally of rental income and, from the third quarter of 1996, nominal revenues from selling subscriptions on its Web sites.
See "Risk Factors -- Potential Fluctuations in Future Results," " -- Reliance on Advertising Revenues" and "-- Developing Market; Unproven Acceptance of Internet Advertising and of the Company's Products and Services," "-- Change in Exchange Relationship and Dependence on Other Third Party Distribution Relationships" and "Business -- Marketing and
 Distribution of the Nichi Money Brand."







COST OF REVENUES

OPERATING EPENSES
 .

	Sales and Marketing.

	From inception to December 31st 1995 and fiscal 1996, sales and marketing expenses were $1,448.00 and $60,479.00, respectively. Sales and marketing expenses consisted primarily of advertising expenses. Sales and marketing expenses included marketing efforts made through Softbank pursuant to advertising Nichi Money on Yahoo! and ads placed on CNN All-Politics website as well as on Webcrawler. Historically a large portion of the Company's traffic was derived through Yahoo's Web page.

	During the 30 day period from August 22 through September 22, 1996, the Company's average daily traffic was approximately 48% higher than its average daily traffic for the 30 day period immediately prior to the advertisement on Yahoo's website. There can be no assurance that the Company will be able to maintain or increase its current level of traffic. This agreement with Yahoo provides for payments of up to an aggregate of $8,500 dollars a month which is the term of the agreement. The Company has the right to terminate the agreement at the end of each month, in which case payments to Yahoo would not be reduced. The Company expects to start hiring sales and marketing personnel and to increase promotional and advertising expenses, and anticipates that these costs will substantially increased in absolute dollars in future periods. See "Risk Factors -- Change in Exchange Relationship and Dependence on Other Third Party Distribution Relationships."

	General and Administrative.

	From inception to December 31st 1995 and fiscal 1996, general and administrative expenses were $97,054.00 and $183,596.00 respectively. General and administrative expenses consist primarily of compensation of administrative and executive personnel, occupancy costs and fees for professional services. The Company anticipates that its general and administrative expenses will continue to increase significantly in absolute dollar amounts as the Company expands its administrative and executive staff, relocates to new facilities, adds infrastructure and incurs additional costs related to being a public company, such as expenses related to directors' and officers' insurance, investor relations programs and increased professional fees.

	Income Taxes.

	The Company believes it is less likely than not to realize a net deferred tax asset and, accordingly, a valuation allowance has not been provided.

LIQUIDITY AND CAPITAL RESOURCES

	From inception through December 31, 1996, the Company financed its operations and met its capital expenditure requirements primarily through cash proceeds from private sales of it's common stock aggregatin approximately $174,000.00. The Company had $2,887.00 and $ 0 in cash at December 31, 1995 and December 31, 1996, respectively.

	From inception to December 31st 1995 and fiscal 1996, operating activities used cash of $75,340.00 and $83,764.00 respectively, partially offset by increases in accrued liabilities.From inception to December 31st 1995 and fiscal 1996, investing activities used net cash of $39,107.00 and
 $42,244.00, respectively, associated with the purchase of property and equipment. Financing activities generated cash of $ 117,334.00 and
 $123,121.00 from inception to December 31st 1995 and fiscal 1996, respectively, primarily from Common Stock sales.

	The Company expects to use the net proceeds of this Offering for the purchase of computer hardware and software as well as general corporate purposes, including the expansion of the Company's product development and sales and marketing organizations and working capital. Furthermore, from time to time the Company expects to evaluate the acquisition of products, businesses and technologies that complement the Company's business, for which a portion of the net proceeds may be used. The Company does not, however, currently have any understandings, commitments or agreements with respect to any such acquisitions. Management expects that cash in excess of current requirements will be invested in investment grade, short-term interest-bearing securities. See "Risk Factors -- No Specific Use of Proceeds."

	The Company currently anticipates that the minimum net proceeds of this Offering, advertising revenues and subscribers to the real-time version of it's services will be sufficient to meet it's anticipated needs for working capital, capital expenditures and business expansion for at least the next 12 months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner, however, in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of the Company will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all.
If adequate funds are not available or are not available on acceptable terms, it would limit the Company's ability to fund expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such limitation could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors -- Future Capital Needs; Uncertainty of Additional Financing."

BUSINESS

	NICHI MONEY distributes, develops and provides branded, comprehensive Web-based financial services that gives users access to delayed stock quotes , graphs, stock recommendations, information on upcoming initial public offerings and a much more with a more advanced version to paying subscribers while providing access by agreement to discount brokerage services . The Company's primary service offering, NICHI MONEY, is a free service targeted at individual investors who use the Internet to monitor their stock positions. The Company believes that NICHI MONEY goes beyond the functionality offered by other financial websites. The Company believes that NICHI MONEY has been well received by consumers and will achieve a strong brand presence among Web users.

	The Company has no advertising revenue to date. Advertising revenue, when and if received, would be recognized over the period the service is provided.

	The Company is also selling to users on the Internet the real-time service for $10.00 a month, which does not include exchange fees. The
 Company just recently introduced the service on the September 10th, 1996, and, through the service, has genereated limited revenues to date.
Outside of advertising revenue, this is the second other anticipated source of significant revenue by the Company. Due to the fact that this service has just been recently introduced, there is no history by which to use to determine market acceptance or future revenue growth. Therefore, since July 5th, 1996 until September 10th, 1996, when the service was introduced, the Company has genereated minimal revenues to date.



INDUSTRY BACKGROUND

	The Internet was originally created by the U.S. government to facilitate the exchange of information and electronic mail ("email")
 between a limited number of academic institutions, defense contractors and government agencies. The Internet was commercialized in the late 1980s and 1990s and technological enhancements have since extended the Internet's reach to consumers and businesses. The most important technological enhancement to the Internet was the creation of the World Wide Web
(the "Web") in the early 1990s. The Web is an interactive environment, which facilitates the exchange of multimedia-rich information and entertainment resources among users worldwide. In addition, recent technological developments have enabled consumers and businesses to use the Web for buying and selling products and services. As a result, the Web has changed, and will continue to change the way in which people exchange information, communicate with each other and distribute products worldwide.



	According to a February 1996 issue of Business Week, there were approximately 200,000 Web sites in January 1996. A number of factors have contributed to the growth of the Web. The open nature of the Web enables any individual or organization to publish a Web site. New software-based authoring tools have lowered the cost of publishing content on the Web relative to conventional publishing methods and enabled new, exciting forms of multimedia content. The cost of delivering content to a large audience is lower than that of conventional media, consisting only of the cost of maintaining and operating computer equipment. In addition, the interactive nature of the Internet provides an environment in which content providers can track the appeal of their content by measuring the number of visits to a Web site and can respond quickly to consumers' changing tastes and needs.


	The dramatic increase in Web-based information and entertainment has increased the appeal of the Web to consumers and has driven the high growth in traffic on the Web. Continued enhancement to the Internet, such as support for secured transactions, multimedia offering technology and new compression technologies, should continue to attract new content providers to this medium. According to International Data Corporation, the number of Internet users is forecasted to increase from 56 million at the end of 1995 to 200 million by the end of 1999.

Financial Services

	The rapid growth in content on the Web combined with the web's unindexed nature presents significant challenges for consumers seeking Financial-based information and resources. with the emergence of navigational tools, users still have to know lengthy Web address for each specific site, or had to move from Web site to Web site using hypertext links, searching for quotes, graphs or portfolio tracking tools and other types of information. Content providers and advertisers also faced difficulties in making the existence and location of their Web sites widely known and available to their target audiences.

	A number of financial websites have emerged to assist users in providing financial information from their databases, including discount brokerage firms, financial newspapers and magazines and search engines. The financial web sites are typically for their customers and list other financial Web sites by specific topics of interest. Directories generally list Web sites by their hypertext address, enabling a user to go directly to the listed site by clicking on the address. Entries in a directory also may contain Web site descriptions or reviews. Search engines offer users the ability to get delayed quotes and company news based upon specific word or phrase queries. The information is then served from their database.

	Although financial related Companies help users get financial information over the Web, the Company believes that their websites have certain limitations and that there is an opportunity to provide added value to the consumer experience. One of the problems not solved by most financial websites and search engines is that they most of the time only provide information on securities they are trying to sell or provide limited information at best which is not current or enough to make a financial decision. They don't offer the information in a simple format so that users who are trying to keep up with the various number of financial instruments can get the information they need to determine if those instruments are suitable for them in pursuing their financial goals. These sites do not bring together all the various services on one website without having to go to various websites for the information. We want to produce more informed and knowledgeable investors who will have access to close to the same information his or her financial advisor has without having to pay a large sum of money. Consumers are also given access to a bulletin board where they can post questions about the market or get a unbiased opinion on an investment strategy or instrument to help give him a clearer picture of what he is investing in and what the possible pros and cons of such an investment can be . The way the Internet is structured allows for this in a cost effective way for users.

	The Company believes that there is an opportunity to provide a more comprehensive financial website that not only provides specific and relevant information that are provided in response to an investors queries, but also aggregates and package the information in a format which will serve a consumer's unique and personal financial interest . The Company believes that consumers will respond to services that aggregate specific and relevant responses to queries with other relevant and related financial information, targeted advertising, discussion groups, and other resources. The Company believes it's services which bring together relevant financial information and package it's response to queries in such a way as to give the investor all the necessary financial information which will create value for the investor, attract a high volume of traffic and build brand loyalty.

Advertising on the Web

	With the growth in the number of Internet users and content providers, the Internet has begun to develop the attributes of a conventional mass medium, where advertising subsidizes content delivered to users. Forrester
 Research, Inc. estimates that spending on Web-based advertising will increase from $37 million in 1995 to approximately $700 million by 1998. Moreover, the 1995 Commerce Net/Nielsen Internet Demographics Survey
indicates that on average, Web users are upscale, professional and educated, providing an attractive demographic profile for advertisers. However due to the low cost it takes to get on the Internet, it is the company's belief that this audience will attract advertisers.

	Advertisers have recognized that the interactive nature of the Internet can provide an environment where advertising may become more effective than it is in other more conventional print and broadcast media. The interactive and global nature of the Internet has the potential to enable advertisers to target specific audiences, measure the popularity of advertising content and make timely changes in response, reach worldwide audiences cost-effectively, and create innovative and interactive advertisements. The Company believes that increases in transmission bandwidth through higher speed Internet connections, and wider multimedia enabling technologies for the Web, such as Java, VRML and others, will also increase the appeal and effectiveness of advertisements and make the Web an even more attractive platform for advertising.

	Advertisers currently face difficulties, however, in placing their advertisements strategically on the Web. It is difficult for advertisers to understand the volume and demographics of traffic patterns on Web sites. As a result, advertisers can find it difficult to make the existence and location of their advertisements widely known and target their audiences effectively. The Company believes that, in the near term, advertisers will migrate to sites which can offer a high number of impressions per day. The Company also believes that, over time, advertisers will be attracted to those services that experience a high volume of traffic, track consumers carefully and deliver advertisers audiences that fit specific buying profiles. In order to provide such audiences to advertisers, services and sites must develop technologies to enable them to conduct complex demographic and psychographic profiling of their consumers. By understanding their audiences, services and sites will be able to match advertisements with buyers, resulting in targeted, high impact advertising
("narrowcasting" or "microcasting"). The Company believes that those sites and services which both garner a high volume of traffic and offer advertisers the ability to target specific audiences effectively will be in the best position to take advantage of the advertising opportunity on the Web.




Real-Time data on the Web

	Real-Time data subscribers are looking to the Internet becuse it is cheaper and more accessible than other more conventional methods of receiving real-time amrket data presently. The Company knows it is cheaper because the user pays 10 to 30% of the cost of the more conventional ways real-time data users receive data presently. In the future, the Company believes that, with future increases in transmission bandwith through high-speed Internet connections, the appeal to individual and professional investors to receive their real-time market data over the Internet will only increase.

	The Company also believes that the companies who distribute market data over the Web can also eliminate the cost of having to provide a special dedicated terminal to serving out the market data, neither will it have to provide software to view the data. It is the Company's view that, because of the above savings to the Company which flow to the investors, there is no substantial barrier to entry by any other competitor which may surface but due to the savings to the investors, the Company believes that, in the future, the Internet will become the main way to receive real-time data.


THE NICHI MONEY SOLUTION

	Nichi Money develops and provides branded, comprehensive Web-based financial services that help users access and personalize the vast resources of the Internet. Nichi's primary service offering, Nichi Money, not only provides financial information , but also aggregates and packages the resources of the Internet in order to serve a consumer's unique and personal financial interests. By integrating the capabilities of a search engine and a database technology, Nichi Money packages specific responses to queries for real-time and delayed information. Nichi Money satisfies the needs of consumers to access relevant and specific information, the needs of content providers to chat on interested topics, and the needs of advertisers to deliver advertisements to a targeted group of potential buyers.


	With Nichi Money , the consumer receives some or all of the following: specific and relevant initial public offering listings in response to each user query, information on mutual funds, stock and mutual fund quotes, portfolio management tools, stock and mutual fund graphs, recommendations from leading investment advisors, a chat forum to discuss financial strategies and with an agreement through Wisechoice discount brokerage users can have trading capabilities. Our users also receive unique editorials on related financial subjects , articles on how to use
Nichi Money through our newsletter and access to financial books by well known authors from well established publishers. For example, a user who uses our portfolio management tools to enter his stock and mutual fund positions will be able to view the profit and loss situation of his portfolio on an ongoing basis with the ability to also check on the distribution of his holdings among various classes of assets such as cash, stock, bonds and mutual funds. Our portfolio management program will also show a distribution based on the securities the user is invested in and does all of this while allowing you to view graphs on the individual stocks you have in your portfolio. The user may also see advertising appropriate to the user's interests in for instance mutual funds. The Company believes that the creation of real-time content enhances a user's financial knowledge and experience by immediately linking the user to the relevant and specific information requested. The Company also believes that its service has the following advantages:


State-of-the-Art    information retrieval and searching. Nichi Money has
developed it's own system to retrieve information with high accuracy and the ability to quickly perform complex searches. Nichi Money has also developed it's own data reader to accurately and quickly parse data received at high speed from various third parties.


Search-in-Context   . Nichi Money integrates search and link functions,
providing not only specific responses to user queries, but also direct links in real-time to areas of content of interest that contain relevant content related to the specific request. Through this approach, consumers will find specific answers to a search query and through links can access a broader environment of other relevant and related financial information through the web page..


Third party content.    Nichi Money incorporates timely and important third
 party content for the users of the service.

	The range and breadth of material on other Web sites is often confusing for consumers, which makes branded, credible information providers more visible and valuable. Nichi Money believes it adds value to the consumer experience by including exclusive editorial material from these branded content providers in response to user searches.

	The Company plans to continue to enhance the attractiveness of its service to users through additional features and functionality. Nichi Capital is currently developing several enhancements to Nichi Money, which will allow for personalization of content, offer information from various other financial centers and advertising according to user interests. These enhancements are expected to be released by spring 1997, and will allow users to filter for financial information from newswires, stock and mutual fund information, bulletin board topics and other financial resources.

	Nichi Money's services provide advertisers with an increased ability to undertake measurable, targeted, cost-effective and interactive advertising on the Internet. The Company's services provide advertisers with the flexibility to target a specific audience of the Internet by advertising on one of the Company's different sections and to target special interest groups by placing advertisements in chat forums about certain investment products. The Company believes that each of these types of
 advertising can provide significant value to   advertisers. While larger,
mass market campaigns increase brand awareness, narrower campaigns through directory ads or quote ads provide opportunities to engage in high response, product specific advertising.

BUSINESS STRATEGY

	The Company's objective is to establish itself as the dominant branded quote and content aggregation financial information provider on the
Internet. The Company seeks to build a high volume of traffic on its services to provide a preferred platform for content providers and advertisers to reach their target audiences. At the core of the Company's strategy, the Company seeks to provide real-time financial information to subscribers, content rich Web communities that create value for the user and establish the Company's platform as an attractive medium for advertisers
 . The Company's strategy contains the following key elements:

		Create Brand Recognition and Consumer Loyalty.     The Company
 believes that, as with many conventional media, branding and consumer loyalty on the Internet are highly dependent on the aggregation and packaging of content into innovative and appealing products and the effective marketing of such products to consumers. To this end, the
Company developed Nichi Money, a financial information and content aggregation service that differentiates the Company's service and enhances a user's Internet experience through the real-time creation of Web communities, stock and bond research and by interviewing market professionals from various financial fields. The Company intends to build upon its technical and media expertise to develop innovative new services, as well as enhance and expand existing service offerings. The Company also promotes its brand through online and print advertising and other promotional activities. The Company believes that these promotional campaigns are an important component in building brand awareness in the emerging Internet market.

		Create Innovative Solutions for Advertisers. The Company seeks to provide advertisers with innovative solutions to effectively reach their target audiences through the Internet. The Company currently offers a broad range of customized alternatives for advertisers, providing advertisers with the flexibility to target mass audiences or specific communities, or link advertisements to various quotes.

		In addition, the Company is actively exploring new technologies which will enable advertisers to utilize user demographic, profile, and psychographic information. The Company believes that these innovative advertising approaches, which will allow advertisers to direct advertisements to specific user types based on sophisticated analysis of searching behavior, will significantly differentiate the Company's services.

		Utilizing existing technologies to create innovative products

		Create and Expand Branded Content Partnerships.     The Company
seeks to co-brand its service offerings with recognized third-party content in order to enhance the value of the Nichi Money brand. The Company believes that the use of third party branded content may lead to higher perceived editorial value and provide incremental distribution outlets and cross-promotion opportunities. In addition, the company intends to develop content in-house.

		The Company intends to aggressively build and extend the branded content available through Nichi Money by developing alliances with leading media companies and content providers.

	Maximize Audience Reach through Distribution Relationships.
 The Company seeks to form relationships that maximize audience reach and create alternate distribution channels to the Company's services. The Company established as one of its earliest and primary distribution channels an initial relationship with Wisechoice discount brokerage to be the sole provider of financial information to users of it's discount brokerage service at www.wisediscount.com. This relationship enabled the Company to gain access to an audience of potential subscribers and build brand awareness.

		In order to maximize exposure, the Company has broadened and will continue to broaden its distribution channels through other relationship and other companies as well. The Company intends to continue to aggressively expand its distribution relationships.

		Leverage Media and Technical Expertise.     The Company
believes that the Internet represents a technology-driven mass medium in which we intend to use advertising to subsidize content. As a result, in-depth knowledge and understanding of publishing, advertising, technology and media will be critical elements to the success of any Internet company in general. To this end, the Company intends to assemble a management team with a depth of experience in this area. The Company also believes that directly establishing and maintaining relationships with advertisers is become important in maintaining and capturing advertising market share. Accordingly, the Company will assemble a highly experienced, direct sales force to promote and generate advertising sales.

NICHI MONEY'S SERVICES

	Nichi's primary service offering, Nichi Money, is a financial information and content aggregation service targeted towards individual investors and offered free to users. In addition to Nichi Money, the Company offers Nichi real-time, a subscription-based service featuring real-time financial information and targeted to business and professional users. The Company plans to continue to introduce new services for individual and professional users over time. The Company's current and future service offerings are described below:

	Nichi Money

	Nichi Money, the Company's primary financial and content aggregation service, assists users in obtaining relevant information on the Internet.
 Nichi Money provides to the user fast and relevant quote and search results in response to each user's query. Nichi money's users have access to initial public offering information, mutual fund and stock data, graphs, portfolio management tools, a chat forum, stock research and trading facilities through Wisechoice discount brokerage. Nichi Money is offered free of charge to Internet users. The service was introduced in July 1996.


	Nichi Money integrates multiple methods of obtaining information from its databases.

 	Users are presented with two principal options, the free service or the real-time version which is available to subscribers. Once the user starts to use the service he or she is presented with three frames, the top frame has buttons which lead to nine different sections from which they can launch specific queries, browse or access proprietary content.

	IPO:         The IPO function allows the user to effect query-based
searches of initial public offerings that have been filed with the Securities and exchange Commission. To perform a search, a user types a query in the search box based on who the underwriter is, what the name of the firm is or what sector the company is in and the user is then presented with a highly specific response from a search of the entire database.

	 A search can be effected using either simple keywords. For example, a user can search for "technology." The Search results will display the ten most recent technology companies to have filed to do a public offering starting with the most recent filer.

	The Company is currently working on its next generation financial information website, Nichi 97, which the Company plans to release in the second half of 1997. Nichi 97 will enable the searching of a much greater database of information at even faster speeds with the same level of accuracy for which Nichi Money is currently known.

	Funds:         The Funds function allows a user to effect query-based
searches for information on thousands of public mutual funds. In order to receive an answer to a query, the user has to simply type in the name of the mutual fund or the symbol of the fund. A Fund Symbol Guide has been provided to help him in fund information on any fund. Also available are mutual fund quotes.  A user simply types in the symbol and he or she is presented with offer price, Net Asset Value, the prior day's Net Asset Value, and offer information on the fund.

	Also included in the Fund Section is the option to plot a graph on the fund's performance as indicated by the closing Net Asset Values historically.

	Data:          Data allows users to receive stock quotes, look at the
 most active stocks as it relates to volume, dollar volume, percentage increase and percentage decrease. Users are presented with the data screen which allows the user to type in the symbol of the stock, up to ten at a time.

	Graphs:         In the Graphs Section, users can look at customized
graphs and graphs on various stocks going back 30, 60 and 90 days.
The Real-Time users can keep a log of the graphs of the various stocks that they view often in order to view them quickly without having to type in the symbol each time.

	Portfolio:         Portfolio leads you to our Portfolio Management
 program which allows users to view the on-going profit and loss positions of each stock and mutual fund position in their portfolio while taking into account any commissions they have paid to execute the trade.  Portfolio allows you to go back 45 days in Portfolio History to view prior entries and also to edit any of those portfolio entries.

	In addition, the Portfolio Section allows you to view pie charts which will show the distribution of your assets according to sector or position held.

	Nichi Portfolio:          This section allows you to view the
recommendations of various Investment Advisors, Mutual Fund managers and other investment professionals. The site allows you to first view the recommendation, a few "bullets" as to why the security is expected to do well or badly depending on the recommendation, the current price of the security and the target price that the security is expected to reach. On the bottom frame, there are options which allow you to view the full story of the recommendation, view a graph on the recommendation or simply look at the earnings estimates for the recommendations.

	Profiles:          The Profiles Section allows users to view a
statement as to the companies line of business. On the bottom frame are links to the company's website (if they have one) and a link to the company's most recent annual and quarterly reports.

	Bulletin Board:          This section is for investors to gain from
one another's experience in the market place by providing a chat room where investment strategies and other areas of the investment industry can be discussed. Users can search for topics of interest by typing in the keyword
(s) and our database will display topics which contain that keyword. A user can then read and reply immediately to any comments or questions posted on the board.

	Trading:     Trading offers a link to WiseChoice Discount Brokerage's
web page, and allows users to trade stocks online for a fee which is payable to WiseChoice Discount Brokerage. The cost of trading through WiseChoice Discount Brokerage is $14.50 for up to the first 5,000 shares traded online or placed over the phone.


	Nichi Money also has a Public Access Center which allows users to view the opinions of analysts, advisors, brokers as well as our newsletter
 -- which talks about what's new on the website, how to use Nichi Money and one article a week on investing. The Newsletter is currently free of charge but we intend to develop it into an online magazine which subscribers will have to pay for.

	Other items available are press releases, announcing our new products terms and conditions of use and Nichi Mart, where users can buy financial related books.


	Nichi Money operates with the most popular Web browsers. Although browser features vary by manufacturer and version, Nichi Money automatically configures itself to conform to the specific features of each user's browser. Where available, Nichi Money employs advanced features such as frames, which organize the screen format into clickable areas to enhance the usability of the service and the appeal to advertisers
 .

	Future Enhancements.

	The Company plans to continue to enhance the attractiveness of its service to users through additional features and functionality. Nichi Capital is currently developing several enhancements to Nichi Money, which will allow for personalization of content and advertising according to user interests. These enhancements are expected to be released by Q2 `98, and will allow users to create permanent filters for Internet-based information such as newswires, stock quotes, Chat room listings and other Internet resources.




	Nichi Real-Time.

	Nichi Real-Time is a subscription-based service targeted primarily to professional investors of financial online data and content. Nichi Real-Time provides access to multiple, premium content databases in addition to the standard collections of Web pages, Chat Room discussions, and trading services more widely available on the Internet.  Nichi
Real-Time costs $10 a month plus the cost of the applicable Exchange Fees for whatever data they would like to have access to. Nichi Real-Time has not been a source of significant revenues to date for the Company.

TECHNOLOGY

	The Company believes it can differentiate itself by developing innovative proprietary technology and integrating technology licensed from third parties where appropriate. The Company's strategy is to develop and license only technologies that are able to scale with the growth in content on the Internet, in order to enable the Company to cost-effectively adapt and grow with the Internet.

Quote Engine Technology

	The Company's quote engine seeks to deliver high accuracy, which is characterized by the level of precision and the level of recall. Precision and recall are two criteria by which the effectiveness of a quote engine technology is often measured. Precision is a measure of how effectively a quote engine calculates the relevance of data that match the query. Recall is a measure of what percentage of the total number of relevant data in the database are found during the search. Together, these two measures of quote engine performance tend to be the most important factors to users in evaluating the accuracy and usefulness of a quote engine. For example, in a database of 100 symbols with two symbols that exactly match the desired query, the ideal quote engine would retrieve only the two matching quotes, with the correct bid and ask prices, correct volume, and correct last sale price, thereby achieving both 100% precision and 100% recall.

	In addition, due to the dynamic nature of the Internet, the retrieval of up-to-date information and stock prices has become another key factor for the evaluation of Financial websites.  To bring current information to the user, the Company's employees use technology to refresh its entire database, excluding data from third parties, no less frequently than every four weeks, while regularly updating with new information and research reports. This enables Nichi Money to deliver accurate, relevant and up-to-date search results.

	Nichi Money's quote/search engine is able to recognize proper nouns and analyze keyword proximity. A request using the Fund Symbol Guide for "Fidelity Magellan" will return the fund name and symbol and not a list of other Fidelity funds because the search contained the name "Fidelity."

Advertising Management

	Nichi Money has developed certain proprietary systems for the instantaneous placement of advertisements with targeted audiences on appropriate Nichi Money Web pages. Nichi Money's advertising management systems are capable of presenting in real-time advertising that corresponds to a user's inquiry. If certain key words have been purchased by more than one advertiser, the system automatically determines which advertisement is displayed based upon the number of impressions under contract and delivered to date. As part of the Company's proprietary advertising management system, Nichi Money also maintains a database that tracks the number of searches of each word queried by Nichi users, and the number of impressions of each advertisement. This system assists the
Company in estimating the number of expected impressions of specific advertisement options marketed by the Company or otherwise sought by advertisers.

ADVERTISING SALES

	Nichi Capital has not derived any of its revenues from the sale of advertisements. The advertisements appear on Nichi Money's Web page when a user enters the service, performs a search, or browses through the directory or gets a quote. The Company believes that wih the hiring of an ad executives and the organization of a direct sales force management believes it can significantly increase it's ad revenues.

Sales Force

	As of December 31, 1996, the company had no sales represntatives. The Company believes that having an internal sales force with significant prior experience will enable it to better understand and meet advertisers' needs, increase its access to potential advertisers and establish strong relationships with its advertising clients. The Company plans to hire its staff at the end of 1997. In Europe, Asia and Latin America, the Company intends to establish working relationships with international advertising representation firms. No definitive arrangement with any international firms have been reached to date.

Advertising Products and Pricing

	The Company will offer advertisers three main advertising options that may be purchased individually or in packages: general rotation, topic pages, keyword and special placement. These options all contain hypertext links to the advertiser's home page. To date, no advertising contracts have been signed with advertisers.

		General Rotation:          General rotation advertisements
 rotate on a random basis through Nichi Money's search result pages and pages accessed through the buttons in the Frames. General rotation advertising offers advertisers seeking to establish brand recognition across the broad, general population the broadest reach of Nichi Money's users. General rotation advertisements are typically sold in blocks of one thousand impressions to be generated over a four week period, currently at a CPM (cost per thousand impressions) of $20 depending upon the number of impressions purchased.

	Sponsors Page:          Sponsors Page allows Nichi Money's advertisers
 to view a directory of sponsors of the website.

	Section Pages:           These advertisements allow advertisers to
 target an audience with a specific area of interest. Like general rotation advertisements, Section Page advertisements are sold in blocks of impressions over a four week period. Because of the greater selectivity of the audience, current CPMs range from $25 with a rate card CPM of $20 for one million impressions.

	Keyword:               Keyword advertisements are displayed when a
user's search contains a particular keyword selected by the advertiser.
This option offers the advertiser a highly targeted, self-selected audience.
  Through its proprietary advertising management system, the Company tracks every word and quote that is queried by Nichi Money's users. The current four week rate card CPM for a keyword is a $1,000 minimum.

	Special Placement:         Special placement advertisements are
displayed on special feature pages, such as "Company Profiles" and in other manners customized to the needs or requests of the advertiser. Special placement advertisements include advertisements placed on our newsletter. For example, Nichi Money is offering special advertising placements within a series of editorial features in our newsletter which is sent out weekly.
  The Company seeks to bundle these advertising options to create packages that offer the greatest value to advertisers. Pricing for special placements is determined on a case-by-case basis.Technological Advantages for Advertisers


	The online medium offers advertisers the ability to "narrowcast" their advertisements. For example, Mutual Fund companies can display their advertisements when a user gets a mutual fund quote. Nichi Money's technology additionally enables clients to monitor the effectiveness of their advertisements by tracking click-through rates (the number of viewers who click to an advertiser's site) to learn more about their target audiences. Nichi Money advertising sales representatives work closely with advertisers to understand the data and integrate it into their overall advertising strategy. The Company is exploring new technologies to enhance user behavior tracking and advertising management capabilities. See "Business -- Technology" and "Risk Factors -- Technological Change and New Products."

MARKETING AND DISTRIBUTION OF THE NICHI MONEY BRAND

Marketing

	The Company's strategy is to build a brand for Nichi Money through online and trade advertising and promotions. The Company's current online campaign includes aggressively marketing in websites such as Yahoo!, Webcrawler and CNN's All-Politics Website. In addition, the Company cross-promotes with other content providers through advertising swaps in online media.

COMPETITION

	The market for financial websites is highly competitive, with no substantial barriers to entry, and the Company expects that competition will continue to intensify. In addition, the market for the Company's products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants with competing products and services. The Company does not believe this market will support the increasing number of competitors and their products and services. Although the Company believes that the diverse segments of the Internet market may provide opportunities for more than one supplier of products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments. Accordingly, any failure of the Company to provide product and service offerings that achieve success in the short-term could result in an insurmountable loss in market share and brand acceptance, and could, therefore, have a material adverse and long-term effect upon the Company's business, results of operations and financial condition.

	A number of companies offer competitive products and services addressing certain of the Company's target markets. These companies include Charles Schwab, Quote.Com, Stockmaster.com, The Microsoft Network
and Yahoo! Corporation. In addition, the Company competes with metasearch services that allow a user to search the databases of several catalogs and directories simultaneously. The Company also competes indirectly with database vendors that offer information search and retrieval capabilities with their core database products. In the future, the Company may encounter competition from providers of Web browser software, including Netscape and Microsoft, other online services and other providers of other financial Internet products and services who elect to incorporate their own search and retrieval features into their offerings.

	Many of the Company's existing and potential competitors have significantly greater financial, technical and marketing resources than the
 Company. The Company may also be adversely affected by competition from licensees of its products and technology, current and future advertisers, as well as from its current, future and former content providers. There can be no assurance that the Company's competitors will not develop Internet products and services that are superior to those of the Company or that achieve greater market acceptance than the Company's offerings. In addition, the Company competes with online services and other Web site operators as well as traditional off-line media such as print and television for a share of advertisers' total advertising budgets. There can be no assurance that the Company will be able to compete successfully against its future competitors or that competition will not have a material adverse effect on the Company's business, results of operations and financial condition.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

	The Company's success depends significantly upon its proprietary technology. The Company currently relies on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials under trade secret, patent and copyright laws, which afford only limited protection. The Company currently has no United States patent applications pending. There can be no assurance that any applications will be approved when made, or that if issued, such patents will not be challenged, and if such challenges are brought, that such patents will not be invalidated. There can be no assurance that the Company will develop proprietary products or technologies that are patentable, that any issued patent will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. The Company has registered and applied for registration for certain service marks and trademarks, and will continue to evaluate the registration of additional service marks and trademarks, as appropriate. The Company generally enters into confidentiality agreements with its employees and customers. Litigation may be necessary to protect the Company's proprietary technology. Any such litigation may be time-consuming and costly. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or services or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology or duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

	There have been substantial amounts of litigation in the computer / Internet industry regarding intellectual property rights. There can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights, or that the Company will not counterclaim against any such parties in such actions. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause product release delays, require the Company to redesign its products or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon the Company's business, operating results and financial condition. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all. See "Risk Factors -- Intellectual Property and Proprietary Rights."

EMPLOYEES

	As of December 31, 1996, the Company had 2 full-time employees. The Company's future performance depends in significant part upon the continued service of Olawande Agunloye, the Company's founder, President, Chief
Executive Officer and Chairman of the Board. The Company will provide incentives such benefits and stock options (which are typically subject to withdrawal over two years) to attract and retain qualified employees. The loss of the services of Mr. Agunloye could have a material adverse effect on the Company's business, operating results and financial condition.
 The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel.
See "Risk Factors -- Management of Growth; Need to Establish Infrastructure;
 Recent Management Changes" and "-- Dependence on Key Personnel."


FACILITIES / PROPERTY

	The Company's principal administrative, sales, marketing, and research and development facility is located in approximately 1,100 square feet of space in New York, New York. This facility is leased pursuant to a five year lease through Sylvan Lawrence. The leases expire in the year 2,000. The Company believes that its existing facilities are adequate for its current needs and that additional space will be available as needed. There can be no assurance that a system failure at the Company's principal location would not adversely affect the performance of the Company's products and services. See "Risk Factors -- Capacity Constraints and System Failure."


MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

	The executive officers and directors of the Company, and their ages as of December 31, 1996, are as follows:

NAME					AGE			POSITION

Olawande A. Agunloye		24			President and Chairman of
								the Board

Abraham Tu				27			Director




	Olawande A. Agunloye, founder of the Company, has been a director of the Company since February, 1995 and Chairman of the Board of Directors since February, 1995. Prior to February, 1995, Mr. Agunloye served as a registered representative of several broker-dealers for approximately one year. Mr. Agunloye served as a consultant for Nigerian-American consultants . Mr. Agunloye attended the International School of Lagos, Nigeria,
University of Ife, Oshun State of Nigeria and Pace University

	Mr. Abraham Tu presently serves as a Senior Portfolio Manager of I.A. Rabinowitz and Co., an investment banking firm. Prior to I. A. Rabinowitz, Mr. Tu worked in several investment banking companies from Commonwealth,
J. Gregory and Co., and Berkeley Securities. Mr. Tu received a Bachelor of Business Administration in Finance and Economics from Bernard M. Baruch College, City University of New York, in 1991.

	The Company currently has authorized two directors. Each director holds office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. Directors of the Company do not receive compensation for services provided as a director. The
Company also does not pay compensation for committee participation or special assignments of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

	The Company intends to set up an Audit Committee which will review and act on and report to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company.

	The Company also intends to set up a Compensation Committee which will establish salaries, incentives and other forms of compensation for officers and other future employees of the Company and administer the incentive compensation and benefit plans of the Company.

EXECUTIVE COMPENSATION
	Olawande A Agunloye received $36,963 as consulting fees durin 1996.

SUMMARY COMPENSATION TABLE
	The following table sets forth all cash compensation paid by the Company for 1996 to the Company's Chief Executive Officer.Prior to 1996 Mr
 Agunloye was not paid for his services. No other executive officer received compensation in excess of $100,000.00 during eiher of the last two fiscal years.

	The Company currently has no stock option plan, and none of the Company's officers have been paid a bonus for fiscal year 1995.

							Annual Comensation
Name of individual	Position	Salary	Other Annual Compensation
Olawande A. agunloye		CEO	36,693		o

EMPLOYEE STOCK PURCHASE PLAN

	The Company also intends to set up an Employee Stock Purchase Plan for its future employees and the Company intends to set aside 200,000 shares for this purpose.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

	The Company currently does not have any employment agreements with it's employees. The intial term of their employment aggreements shall be determined by a compensation comittee to be formed after the sucessful completion of it's inial public offering.


LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

	The Company's Amended and Restated Articles of Incorporation limit the liability of directors to the maximum extent permitted by New York law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

	The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its other employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

	The Company has indemnified its directors and officers, among other things, the by-laws indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the
 Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

	At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

CERTAIN TRANSACTIONS

	Olawande Agunloye was involved in the founding and organization of
the Company and may be considered a promoter of the Company.   Mr. Agunloye
 received seven million five hundred thousand shares of the Company's common stock as his share of the consideration paid by the Company for its acquisition of the Internet financial services business of Wise Choice. Mr. Agunloye acquired his shares of Wise Choice on February 16, 1995, for an aggregate payment of $75,000.


	Mr. Agunloye has also given 5625 shares to Dana Bruno, 10,215 shares to Ariteshoma M. Dodoh, 34,250 shares to Tenny Hassan, 4500 shares to
Bolaji Hassan, 2,100 shares to Carl Carlzen, 350 shares to  Ted Delerenzo,
 700 shares to Ernest Focht, 506 shares to Stuart Lucas, 875 shares to Delbert Torno, 1350 shares to Abraham Tu, and 450 shares to Jokotade
Agunloye from his own personal stake.

	The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the
 Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.



PRINCIPAL AND SELLING SHAREHOLDERS


	The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31st,1996, as adjusted to reflect the sale of the shares offered hereby, (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common
Stock, (ii) by each director and the Chief Executive Officer of the Company and (iii)by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shares by spouses under applicable law.

				Shares Beneficially	Shares Beneficially
				owned prior 		owned after
				the offering (1)		the offering (1)(2)
5% Stockholders		==================	==================
				number	percent	number	percent

1. Olawande A. Agunloye	7,456,134	98.3		7,456,134  94.5(1), 87.8(2)

Chief Executive Officer and Directors

Olawande A. Agunloye
Abraham Tu

(1) minimum shares sold (2) maximum shares sold

All executive officers and directors
as a group (2 persons)



* less than 1%


	(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days following
March 31st,1996, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.








DESCRIPTION OF CAPITAL STOCK

	The authorized capital stock of the Company upon the closing of this Offering will consist of 15,000,000 shares of Common Stock, one cent par value, and no shares of Preferred Stock.

COMMON STOCK

	As of December 31, 1996, the Company had issued 7,587,604 shares of Common Stock. All shares were issued and outstanding held of record by 28 shareholders. There will be 8,487,604 shares of Common Stock outstanding after giving effect to the sale of the maximum shares of Common Stock offered hereby.

	The holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common
Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available thereof. See "Dividend Policy." In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assetable, and the shares of Common
Stock to be issued upon completion of this Offering will be fully paid and non-assetable.

REGISTRATION RIGHTS

	After this Offering, the holders of 8,48 7,604 shares of Common Stock will be entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between the Company and the holders of such registrable securities, if the
 Company proposes to register any of its securities under the Securities
Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. Certain of such shareholders benefiting from these rights may also require the Company to file a registration statement under the Securities Act at the Company's expense with respect to their shares of
 Common Stock, and the Company is required to use its diligent reasonable efforts to effect such registration. Further, holders may require the Company to file additional registration statements on Form S-3 at the Holder's expense. These rights are subject to certain conditions and limitations, among them the right of the issuers of the offering to limit the number of shares included in such registration in certain circumstance.


LIMITED LIABILITY AND INDEMNIFICATION

As permitted by the New York Business Corporation Law ("BCL"), the company's
 Restated certificate of incorporation provides that, to the fullest extent permitted by the BCL, no director of the company shall be liable to the Company or it's shareholders for monetary damagesfor breach of fiduciary duty in such capacity. such provision does not eliminate or limit the liability of any director (i) if a judgement or other final adjudication adverse to suchdirector establishes that is acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or thathe personally gained in fact a material profit or other advantage to which he ws not legally entitled or that his acts violated Section 719 of the BCL, or (ii) for any act or omission prior to the adoption of this provision. As a result of this provision, the Companyand it's shareholders may be unable to obtain monetary damagesfrom a directorfor breach of his duty of care. Although shareholdersmay continue to seek injunctive or other equitable relief for an alledged breach of fiduciary duty y a director, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable. In addition, under the restated certificate of Incorporation, the company has agreed to indemnify it's officers, directors, employees and agents to the fullest extent permitted by theBCL against actions that may arise against them in such capacities, and to advance expenses in connection with any such actions.

NEW YORK BUSINESS COMBINATION STATUTE

Section 912 0f the BCL prohibits a company from entering into business combination (e.g.,a merger, consolidation, sale of 10% or more of a company's assets, or issuance of securities with an agreegate market value of 5% or more of the agreegate market value of all of the company's outstanding capital stock) with a beneficial owner of 20% or more of a company's securities (a "205 shareholder") for a period of five years following the date such beneficial owner became a 20% shareholder
(the "stock acquisition date"), unless, among other things, such business combination or the purchase of the stock resulting in the 20% shareholder's beneficial ownership was approved by the company's board of directors prior to the stock acquisition date or the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock exclusive of thestock beneficially owned by the 20% shareholders. The applicability of this provision to the Company may discourage unsolicited takeover bids by third parties




TRANSFER AGENT AND REGISTRAR

	The Transfer Agent and Registrar for the Common Stock is
(to be filed by amendment)  whose telephone number is 			.

SHARES ELIGIBLE FOR FUTURE SALE

	Prior to this Offering, there has been no market for the Common Stock of the Company. Therefore, future sales of substantial amounts of Common Stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this Offering because of certain contractual and legal restrictions on resale (as described below), sales of substantial amounts of Common Stock of the Company in the public market after the restrictions lapse could adversely affect the prevailing market price and the ability of the Company to raise equity capital in the future.


	Upon completion of this Offering, the Company will have outstanding an aggregate of 8,487,604 shares of Common Stock. Of these outstanding shares of Common Stock, the 900,000 shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by an "affiliate" of the Company, as that term is defined in Rule 144 under the Securities Act (an "Affiliate"). The remaining 7,587,604 shares of Common Stock existing are "restricted securities" as that term is defined in Rule 144 under the Act ("Restricted
 Shares").


COMMON STOCK



PLAN OF DISTRIBUTION

	The shares being offered hereby are being offered onbehalf of the company by it's selling agent, wisechoice Discount Brokerage, inc. ("the selling Agent"), pursuant to a selling agreement, a copy of which has been filed with the secuities and Exchange Commission as an exhibit to the registeration statement. The selling agreement provides in part as follows:

	The Company will pay the Selling Agent a commission of 10% of the sales price of all shares sold in this offering.

           The Company is offering directly through its officers and directors as well as through it's selling Agents a minimum of 300,000 shares and a maximum of 900,000 shares of Common Stock at a purchase price of $10.00 per share. The selling agent is a memberof the NASD, Inc.
The principal stockholder of the selling agent is Olawande A. Agunloye, the Company's President and Chief Executive Officer. By reason of Mr Agunloye's control of both Companies, the company and the selling agents are considered affiliated companies.

         The proceeds from the sale of shares will be held in an Escrow Account at Citi Bank, New York or another reputable bank, until a minimum of 300,000 shares have been sold. If at least 300,000 shares are sold by 120 days from the date of this Prospectus, which date may be extended for an additional period of 60 days by the Company, the proceeds received from investors will be promptly refunded to the investors in full without interest thereon and or deduction of any kind therefrom, such as sales commissions or expenses of the offering. Until the proceeds from the sale of at least 300,000 shares are deposited in escrow investors will not be security holders nor able to demand return of their subscription proceeds.


         All purchasers' checks should be made payable to "Nichi Capital, Ltd. - -Escrow Account." Certificates evidencing Common Stock will be issued to purchasers only if the proceeds from the sale of at least
300,000 shares are actually deposited in escrow and released to the Company pursuant to the Escrow Agreement. Until such time as the proceeds are actually received by the Company and the certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not security holders of the Company. During the selling period, purchasers will have no right to demand return of their subscription proceeds. If the minimum proceeds are successfully obtained, the Offering will be continued until completed, until the maximum period of the Offering has elapsed or until the Offering is terminated by the Company whichever occurs first.

         The foregoing is a summary of some of the terms of the Selling Agreement which summary does not purport to be complete, and is deemed amplified in all respects by reference to the Selling Agreement, copies of which may be examined in the offices of the Company, and the Securities and Exchange Commission, Washington, D.C. See "Additional Information."


LEGAL MATTERS

	The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Olawande A. Agunloye and Abraham W. Tu.


EXPERTS


	The audited financial statements of Nichi Capital, Ltd. at December 31, 1995 and 1996, appearing in this Prospectus and Registration Statement have been included herein on the authority of Weinick, Sanders & Co., LLP, independent certified public accountants, whose report thereon appears elsewhere in this prospectus.


ADDITIONAL INFORMATION

	The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to the Company and such Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this
Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Securities and Exchange Commission's office in New York, New York, and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission.




FINANCIALS





			              NICHI CAPITAL, LTD.
                          (A Development Stage Enterprises)

                                  DECEMBER 31, 1996






                                      I N D E X




Page No.


Independent Accountants' Report  . . . . .. . . . . . . . . . . .      F-2


Balance Sheets as at December 31, 1996 and 1995  . . . . .  . . .      F-3

Statement of Operations
	For the Year Ended December 31, 1996; For the Period
	from February 16, 1995 (Inception) to December 31, 1995;
	Cumulative from February 16, 1995 (Inception) to
	December 31, 1996 . . . . . . . . . . . . . . . . . . . . .      F-4


Statement of Stockholders' Equity (Capital Deficiency)
	For the Year Ended December 31, 1996; For the Period
	from February 16, 1995 (Inception) to December 31, 1995;
	Cumulative from February 16, 1995 (Inception) to
	December 31, 1996 . . . . . . . . . . . . . . . . . . . . .      F-5


Statement of Cash Flows
	For the Year Ended December 31, 1996; For the Period
	from February 16, 1995 (Inception) to December 31, 1995;
	Cumulative from February 16, 1995 (Inception) to
	December 31, 1996 . . . . . . . . . . . . . . . . . . . . .      F-6


Notes to Financial Statements  . . . .  . . . . . . . . . . . .  F-7 - F-1












                        INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors and Stockholders
Nichi Capital, Ltd.


We have audited the accompanying balance sheets of Nichi Capital, Ltd.
(A Development Stage Enterprise) as at December 31, 1996 and December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1996, for the period from February 16, 1995 (Inception) to December 31, 1995 and for the period from February 16, 1995 (Inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nichi Capital, Ltd., as at December 31, 1996 and December 31, 1995 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from February 16, 1995 (Inception) to December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 1996, the Company has a working capital deficiency of $159,482 and a stockholders' deficiency of $87,050. In addition, the Company has incurred losses from inception to December 31, 1996. These conditions raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


New York, N. Y.
March 21, 1997
(Except for Note 1 as to which
the date is April 2, 1997




					NICHI CAPITAL, LTD.
                          (A Development Stage Enterprise)

                                   BALANCE SHEETS



                                     A S S E T S


									    December 31,
									  1996  	  1995

Current assets:
	Cash	                                           $   -       $ 2,887
	Stock subscription receivable (Note 5)            6,000       -
	Prepaid expenses                                   900        900
			Total current assets                  6,900      3,787

Property and equipment - net of
	accumulated depreciation (Note 3)                 66,327     36,091

Other assets:
	Organization costs - net of accumulated amortization
      of $3,535 and $1,607, respectively (Note 3)       6,105      8,033

			                                     $79,332   $ 47,911


                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)


Current liabilities:
	Cash overdraft                                   $     27    $  -
	Accounts payable                                  144,223     13,146
	Capital lease obligations                          14,184     18,974
	Accrued expenses and other current liabilities      7,948      1,751
			Total current liabilities             166,382     33,871

Commitment (Note 6)                                         -          -

Stockholders' equity (deficiency) (Note 1):
	Common stock - $.01 par value
	Authorized - 15,000,000 shares
	Issued and outstanding shares -
	7,587,604 and 7,531,455 shares, respectively        75,876     75,315
	Additional paid-in capital                         166,008     32,685
	Deficit accumulated in the development stage     ( 328,934)  ( 93,960)
	Total stockholders' equity (deficiency)          (  87,050)    14,040

			                                      $ 79,332    $47,911





                 See notes to financial statements.




NICHI CAPITAL, LTD.
                          (A Development Stage Enterprise)

                              STATEMENTS OF OPERATIONS






										  Cumulative
							 For the Period	for the Period
							  February 16,	 February 16,
					    For the	     1995	 	    1995
				       Year Ended	 (Inception) to   (Inception) to
			          	December 31,   December 31,	 December 31,
		 			      1996  	       1995     	     1996


Revenue                           $  9,101      $ 4,542          $ 13,643


Costs and expenses:

Consulting - officer/stockholder    36,693         -              36,693
Advertising                         60,479       1,448            61,927
Depreciation and amortization       13,936       4,623            18,559
Other general and administrative
		expenses               132,967       92,431          225,398
Total costs and expenses            244,075      98,502          342,577

Net loss                           ($234,974)  ($93,960)       ($328,934)


Net loss per common share 	     ($0.03)      ($0.01)


Weighted average number of
	common shares outstanding
	(Note 5)			   7,563,955    7,496,644

















                         See notes to financial statements.






                                  NICHI CAPITAL, LTD.
                           (A Development Stage Enterprise)

            STATEMENT OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) (*)

         FOR THE PERIOD FEBRUARY 16, 1995 (INCEPTION) TO DECEMBER 31, 1996





								     Deficit      Total
	   			  Common Stock   	         Accumulated Stockholders'
				  Number	    Additional   in the	     Equity
	   			    of	      Paid-in  Development   (Capital
		             Shares   Amount  Capital  	Stage    Deficiency)

Balance at February
16, 1995 (inception)      -       $  -      $  -      $  -       $   -

Common stock issued for
	cash             7,531,455   75,315  32,685        -        108,000

Net loss for the period
February 16, 1995
(inception) to
December 31, 1995         -        -          -     ( 93,960)  ( 93,960)

Balance at December
	31, 1995         7,531,455   75,315  32,685   ( 93,960)    14,040

Common stock issued for
cash                     55,549      555    127,329       -       127,884

Common stock subscribed    600        6      5,994         -     6,000(A)

Net loss for the year
ended December 31, 1996    -          -        -      (234,974)  (234,974)

Balance at December
31, 1996               7,587,604  $75,876  $166,008  ($328,934)  ($87,050)




(*) Retroactively reflects at the Company's inception two stock splits on February 16, 1996 and October 31, 1996.


(A)  Proceeds received in February 1997.






                         See notes to financial statements.







NICHI CAPITAL, LTD.
                          (A Development Stage Enterprise)

                             STATEMENTS OF CASH FLOWS


										   For the
										 Cumulative
							  For the Period	   Period
							   February 16,	 February 16,
					   For the	      1995	    	    1995
					 Year Ended	  (Inception) to	(Inception) to
					December 31,   December 31,	 December 31,
		   			    1996           1995     	     1996

Cash flows from operating
activities:

Net loss                      ($234,974)      ($ 93,960)       ($328,934)
Adjustments to reconcile
net loss to net cash used
in operating activities:
Depreciation and amortization    13,936           4,623           18,559
Increase (decrease) in cash flows
as a result of changes in
asset and liability account
balances:
Prepaid expenses                   -               (900)           (900)
Accounts payable                131,077           13,146         144,223
Accrued expenses and other
current liabilities               6,197           1,751            7,948
Total adjustments               151,210          18,620          169,830

Net cash used in operating
activities                      (83,764)        (75,340)        (159,104)

Cash flows from investing
activities:

Purchase of property
and equipment                   (42,244)        (39,107)         (81,351)

Cash flows from financing
activities:

Cash overdraft                       27            -                  27
Proceeds from sale of
common stock		        127,884         108,000          235,884
Organization costs                 -            (9,640)           (9,640)
Increase (decrease) of debt      (4,790)         18,974           14,184
Net cash provided by
financing activities            123,121         117,334          240,455

Net increase (decrease)
in cash		          	  (2,887)           2,887            ( - )

Cash at beginning of period      2,887               -               -

Cash (overdraft) at
end of period		         ($ - )        $  2,887           ($ - )


Supplemental Schedule of Non-cash
	investing and financing activities:

Issuance of common stock
 for subscription receivable   $  6,000        $   -            $  6,000



                          See notes to financial statements.




                              NICHI CAPITAL, LTD.
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996





NOTE 1 -	BASIS OF PRESENTATION, DEVELOPMENT STAGE ENTERPRISE.

	(a)	Basis of Presentation:

		 Nichi Capital, Ltd. (the "Company") began business on February 16, 1995 as a division of Wise Choice Discount Brokerage, Inc.
("Wise Choice") a company related through common ownership and control.
The Company was later incorporated on April 22, 1996 under the laws of the State of New York to develop and provide branded comprehensive web-based financial services which is designed to help users access and personalize the resources of the Internet.

			Effective April 22, 1996, the Company acquired the assets, goodwill and liabilities of Wise Choice in exchange for 7,587,604 shares of the Company's common stock. On April 2, 1997 such common stock was distributed to the stockholders of Wise Choice. The accompanying financial statements of the Company reflect historical cost basis in assets and liabilities and the historical operations of the transferred business retroactive to February 16, 1995, its inception. Except as the context otherwise requires the term "Company" refers both to Nichi Capital, Ltd.
and the acquired business.


	(b)	Development Stage Enterprise:

			From inception through December 31, 1996, the Company's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, research and development, and the negotiation and execution of agreements with various exchanges for stock quote information. All costs were expensed as incurred during the development stage.

			As a result of the start-up nature of its business, the Company has and can be expected in the future to sustain substantial operating expenses without generating sufficient revenues to cover operating costs. That matter raises substantial doubt as to the Company's ability to continue as a going concern. Management believes that sufficient revenues can be achieved through the implementation of its plan, the objective of which is to establish itself as a dominant, branded financial services provider on the Internet in order to reach the greatest audience. The
Company seeks to build a high volume of traffic on its services to provide a preferred platform for content providers and advertisers to reach their target audiences.




NOTE 1 -	DEVELOPMENT STAGE ENTERPRISE.  (Continued)

			To achieve its objective, the Company intends to (i) enhance the attractiveness of its service to users through the addition of new features and functionality; (ii) develop and license innovative technologies which can differentiate its service and scale with the growth of the Internet; (iii) offer advertisers high impact, innovative advertising products; (iv) distribute its service widely through software companies, access providers and others; and (v) form relationships with leading third party content providers.

			The implementation of this plan is, according to management, dependent on, among other things, a successful proposed public offering of its common stock. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.



NOTE 2 -	OFFERING PLAN.

			The Company plans to offer for sale to the public a minimum of 300,000 shares and a maximum of 900,000 shares of it's common stock at $10 per share. It is management's intention to use Wise Choice, to underwrite the offering.



NOTE 3 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

	(a)	Uses of Estimates:

			The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


	(b)	Property and Equipment:

			The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method. Upon sale or retirement, the related costs and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in income. Repairs and maintenance expenditures which do not extend asset lives are charged to income as incurred.


	(c)	Organization Costs:

			Organization costs are being amortized over a period of five years. Amortization charged to operations from inception to December
31, 1996 is $3,535 of which $1,928 was charged to operations in 1996.





NOTE 3 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.  (Continued)

	(d)	Per Share Data:

			Net loss per common share for all periods presented were computed by using the weighted average number of common shares outstanding retroactively reflecting all capital stock splits as if they had occurred on February 16, 1995, the Company's inception.


	(e)	Income Taxes:

			The Company has a New York City net operating loss carryforward which is available to reduce future New York City income taxes expiring in 2011. The Company believes it is less likely than not to realize a net deferred tax asset and, accordingly, a valuation allowance has been provided.



NOTE 4 -	RELATED PARTY TRANSACTIONS.

			The Company sublet a portion of its operating facility to Wise Choice, on a month to month basis. Sublease rental income of $4,200 is included in the accompanying statement of operations for the year ended
December 31, 1996.



NOTE 5 -	CAPITAL STOCK.

			The Board of Directors of the Company approved stock splits of 3 shares for each share outstanding on February 16, 1996 and 3 shares for each 2 shares outstanding on October 31, 1996. The accompanying financial statements retroactively reflect these two stock splits as if they had occurred at the inception of the Company.

			On February 16, 1995, the Company issued 7,465,890 shares of its $.01 per value Common Shares (the "Common Shares") to Olawande
Agunloye, its President and founding shareholder for $75,000 in cash.

			During 1995, the Company sold 65,565 Common Shares to fourteen (14) investors for cash consideration aggregating $33,000.

			During 1996, the Company sold 55,549 Common Shares to twenty (20) investors for cash consideration aggregating $127,884.

			During December 1996, three (3) investors subscribed for 600 Common Shares at a price of $10.00 per share. Such shares were paid for in February 1997.







NOTE 6 -	COMMITMENT.

			The Company is obligated under a lease expiring December 31, 2000. The minimum annual rental commitments are as follows:

	Years Ending
	December 31,

	    1997                                                    $15,398
	    1998                                                     16,167
	    1999                                                     16,976
	    2000                                                     17,825

	Total minimum
	annual rentals                                              $66,366


			Rent expense for the year ended December 31, 1996 amounted to $15,341. The lease includes clauses which require payment of operating expense escalation and allocated real estate taxes.



NOTE 7 -	SERVICE AGREEMENTS.

			The Company has entered into service agreements with the New York Stock Exchange, American Stock Exchange and the National
Association of Securities Dealers automated Quotations Service (NASDAQ) which makes available to the Company real time stock quotations and other market data and information relating to the securities industry. All such agreements are cancelable by either party on between 15 and 30 days written notice.

	NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING
MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.






TABLE OF CONTENTS
Prospectus Summary
Risk Factors
The Company
Use of Proceeds
Dividend Policy
Capitalization
Dilution
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and plans of
 Operations
Results of Operations
Business
Management Certain Transactions
Principal Shareholders
Description of Capital Stock
Limited Liability and Indemnification
Shares Eligible for Future Sale
Legal Matters
Experts
Additional Information
Index to Financial Statements, Report of Independent Accountants
Plan of Distribution
Description of Property
Certain Relationships and Related Transactions




	UNTIL May 31st , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





900,000 SHARES


COMMON STOCK

PROSPECTUS



ITEM 1. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
	The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee

SEC Registration fee						$3,103.00
Printing and engraving						$100,000
Legal fees and expenses of the Company			$35,000
Accounting fees and expenses					$35,000
Blue sky fees and expenses					$40,000
Transfer agent fees						$5,000
Directors and officers insurance				$20,000
NASD FEES								$3950

Total									$ 250,000



ITEM 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS

	The Company has adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of directors in certain instances. As permitted by the New York General Corporation Law, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances.
See Item 17 of this Registration Statement regarding the opinion of the Securities and Exchange Commission as to indemnification for liabilities arising under the Securities Act of 1933, as amended ("the Act"). Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its shareholders, or that show a reckless disregard for his duty to the Company or its shareholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the New York General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company. No claim or litigation is currently pending against the Company's directors that would be affected by the limitation of liability.

	The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and may indemnify its officers to the full extent permitted by New York law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into separate indemnification agreements with its directors and officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent the Company may be required to make substantial payments under the indemnification agreements that are not covered by insurance, the Company's available cash and shareholder's equity would be adversely affected.

ITEM 3. RECENT SALES OF UNREGISTERED SECURITIES

	Since April 22, 1996, the company, and prior thereto since Febuary 16th, 1995 (date of the predecessor's inception) has issued and sold 7,587,604 shares.

	 The issuances described in Item 15(a)(1) were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The issuances of the securities described in items 15(a)(2) through 15(a)(7) were deemed to be exempt from registration under the Act in reliance on Section 4(2) of the Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
EXHIBIT NO.					DESCRIPTION


1.1		Selling  Agreement
2.2		Escrow agreement
3.1   	Form of Amended and Restated Articles of Incorporation of
		the Registrant
4.1		Asset Transfer Agreement (Reorganization Agreement) dated as of
 April 2, 1997
5.1   	Bylaws of the Registrant, as amended.
6.1   	Consent of Weinick, Sanders & Co. LLP..
7.1**		Lease Agreement relating to premises at 150 Nassau Street,
		New York.
8.1**		Bond Quotation Dissemination Service Vendor Agreement between
		the Nasdaq Stock Market, Inc and the company.
8.2**		NQDS Information Vendor agreement between The Nasdaq Stock
		Market, Inc and the company.
8.3**		The Nasdaq Stock Market ,Inc. Vendor Agreement for level 1
		Service and Last Sale Service, between The Nasdaq Stock Market, Inc and the company.
8.4**		Agreement made as of the 15th day of April 1996, between the
		Company and the New York Stock Exchange, Inc.
9.4   	Agreement dated August 1, 1996, between the Company and
		Wisechoice Discount Brokerage, Inc.

* Previously filed.
** To be supplied by amendment.


ITEM 17. UNDERTAKINGS

	The Company hereby undertakes to provide to the shareholders certificates in such denominations and registered in such names as required by the selling Agent to permit prompt delivery to each purchaser.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the New York Corporation Law, the Articles of Incorporation or the Bylaws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	The Company hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it is declared effective.

	(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


SIGNATURES
	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of April, 1997.
Nichi Capital, Ltd.


  By: /s/ OLAWANDE A. AGUNLOYE


Olawande A. Agunloye
President and Chief Executive Officer
	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature				Title						Date

Olawande A. Agunloye		President					4/22/97



                                 Exhibit 3.1

           PROPOSED FORM OF RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   	      NICHI CAPITAL, LTD.

               (Under Section 807 of the Business Corporation Law)

         We, Olawande A. Agunloye and Abraham Tu, being respectively the President and Secretary of NICHI CAPITAL, LTD., hereby certify:

         FIRST: The name of the corporation is NICHI CAPITAL, LTD. (the "Corporation").

         SECOND: The certificate of incorporation of the Corporation was originally filed with the Department of State of the State of New York on
April 22, 1996, and an amendment thereto was filed on May    , 1996..

         THIRD: The certificate of incorporation of the Corporation as heretofore amended is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, as follows:

                           1. To add a provision denying preemptive rights
to the shareholders of the Corporation.

                           2. To add a provision specifying the number of
directors and providing that directors may be removed only with cause either by action of the Board of Directors or by vote of the shareholders.

                           3. To add a provision limiting directors' and
officers' liability.

                           4. To add a provision indemnifying directors,
officers, employees and agents of the Corporation and providing for advancement of expenses in connection therewith.

         FOURTH: To accomplish the foregoing amendments, new articles SIXTH, SEVENTH, EIGHTH and NINTH, relating to (i) preemptive rights, (ii) the Board of Directors, (iii) the limitation of directors' and officers' liability, and (iv) indemnification of directors, officers, employees and agents, respectively, are hereby added as set forth in the same numbered articles of the certificate of incorporation as hereinafter restated.

         FIFTH: The restatement of the certificate of incorporation of the Corporation herein provided was authorized by the consent in writing of the holders of at least two-thirds of all of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 620 of the Business Corporation Law, and by the consent in writing of all the members of the Board of Directors of the Corporation.

         SIXTH: The text of the certificate of incorporation of the Corporation is hereby restated as further amended or changed herein to read as follows:

                  "FIRST: The name of the corporation is Nichi Capital, LTD. (the "Corporation").

                  SECOND: The purpose or purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is fifteen million (15,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and no shares of preferred stock.

         FOURTH: The office of the Corporation is to be located in the County of New York, State of New York.

          FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served. The address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon him is:

              150 Nassau Street, 10th floor New York, New York 10038

         SIXTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law of the State of New York.

         SEVENTH: The number of Directors of the Corporation constituting the entire Board of Directors shall be not less than two nor more than fifteen. The Board of Directors shall determine from time to time the number of Directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office. Directors need not be shareholders of the Corporation.

                  Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by vote of the shareholders or by the Board provided that a quorum is then in office and present, or by a majority of the Directors then in office, if less than a quorum is then in office, or by a sole remaining director. A director elected to fill a newly created directorship or other vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

                  The directors of the Corporation may not be removed prior to the expiration date of their terms of office except for cause, either by action of the Board of Directors or by vote of the shareholders at the Annual Meeting of Shareholders or at any Special Meeting of Shareholders called by the Board of Directors or by the Chairman of the Board or by the President for this purpose.

         EIGHTH: To the fullest extent now or hereafter permitted under the New York Business Corporation Law, no person serving as a director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. No amendment or repeal of this Article Eighth shall adversely affect any right or protection of any director or officer of the Corporation existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

         NINTH: The Corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, or by any successor thereto, indemnify all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Article. The Corporation shall advance expenses to the fullest extent permitted by said Article. Such right of indemnification and advancement or expenses provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, vote of disinterested directors, or otherwise, as permitted by said Article. Neither the amendment or repeal of this Article Ninth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Ninth shall adversely affect any right or protection existing under this Article Ninth at the time of such amendment or repeal."

         IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by them and are true and correct.

Dated:  April   , 1997


						_____________________________

						Olawande A. Agunloye, President


						_____________________________


						Abraham W. Tu, Secretary










					    Exhibit 5.1







                                     BY-LAWS
                                       OF

	                         NICHI CAPITAL, LTD.

                               ARTICLE I - OFFICES

              The principal office of the Corporation shall be in the County of New York, State of New York. The Corporation may also have offices at such other places within or without the State of New York as the Board may from time to time determine or the business of the Corporation may require.

                            ARTICLE II - SHAREHOLDERS

                  1. PLACE OF MEETING. Meetings of shareholders may be held at the Corporation's office in the State of New York or elsewhere within or without the State of New York as the Board of Directors from time to time may determine.

                  2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting.

                  3. PROPOSED BUSINESS AT ANNUAL MEETING. No business may be transacted at any annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), which shall include shareholder proposals contained in the Corporation's proxy statement made in accordance with Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, or (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof).

               4. SPECIAL MEETINGS. Special Meetings of the Shareholders, for any purpose or purposes, may be called at any time by resolution of the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of the issued and outstanding shares entitled to cast at least thirty percent (30%) of the total number of votes entitled to be cast by shareholders at such meeting, at such times and at such place either within or without the State of New York as may be stated in the call or in the waiver of notice thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

                  5. NOTICE OF MEETING. Notice of the time, place, and purpose of every meeting of shareholders, and if a special meeting, at whose direction such meeting is being called, shall be personally delivered to each shareholder of record entitled to vote at such meeting or delivered by first class mail, not less than ten (10) days nor more than fifty (50) days before the meeting, or by third class mail, not less than twenty-four
(24) days nor more than fifty (50) days before the meeting, at the address of such shareholder as it appears on the records of the Corporation, or at such other address as shall be furnished by shareholder in writing to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-laws. Any meeting may be held without notice if all shareholders entitled to vote are present in person or by proxy or if notice is waived in writing, either before, at, or after the meeting, by those not present. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

                  6. ORGANIZATION OF MEETINGS. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if there is no Chairman or he is not present, by the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

                  7. QUORUM. Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation, at all meetings of shareholders the holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required, except as may be required by the provisions of Section 605(b) of the Business Corporation Law. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those shareholders who would have been entitled to vote at the meeting as originally called shall be entitled to vote at such adjourned meeting.

                  8. VOTING. At each meeting of shareholders, except as otherwise provided by statute, every holder of record of stock entitled to vote shall be entitled to cast the number of votes to which shares of such class or series are entitled as set forth in the Certificate of Incorporation or any Certificate of Amendment with respect to any preferred stock, in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast at such meeting and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-laws, all other action shall be determined by a majority of the votes cast at such meeting.

                  At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.

                  A complete list of the shareholders as of the record date, certified by the Secretary or Transfer Agent of the Corporation, shall be produced at any meeting of shareholders upon the request of any shareholder made at or prior to such meeting.

                  9. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if, prior to such action, a written consent or consents thereto setting forth such action, is signed by the holders of record of all of the stock of the Corporation, issued and outstanding and entitled to vote.

                  10. PROXIES. Every shareholder entitled to vote at any meeting of shareholders may vote by proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. No proxy shall be voted after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified a longer duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

                        ARTICLE III - BOARD OF DIRECTORS

                  1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

                  2. NUMBER. The number of directors of the Corporation shall be fixed in the manner provided in the Certificate of Incorporation.

                  3. QUALIFICATIONS; TERM OF OFFICE. Directors need not be shareholders. Directors shall be elected to hold office until the next annual election of directors and shall hold office until their successors have been elected and shall have qualified.

                  4. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may otherwise be provided in any Certificate of Amendment of the Corporation with respect to the right of holders of certain specified classes of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation who is a shareholder of record on the record date for determination of shareholders entitled to vote at such meeting.

                  5. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman of the Board from among its members to serve at its pleasure, who shall preside at all meetings of the Board of Directors and shareholders shall have such other duties as from time to time may be assigned to him by the Board of Directors.

                  6. VACANCIES. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by vote of the shareholders or by the Board provided that a quorum is then in office and present, or by a majority of the Directors then in office, if less than a quorum is then in office, or by a sole remaining director. A director elected to fill a newly created directorship or other vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified. Where a vacancy is created as a result of the resignation of a director from the Board of Directors, which resignation is not effective until a future date, such director shall not have the power to vote to fill such vacancy.

                  7. PLACE OF MEETING. The Board of Directors shall hold its meetings at such places within or without the State of New York as it may decide.

                  8. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as may be fixed from time to time by the Board of Directors. Notice need not be given of regular meetings of the Board.

                  9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, facsimile, telegraphic or written notice, duly served on or sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board may be held, without notice, immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before, at, or after the meeting or who attends the meeting, without protesting prior thereto or at its commencement, the lack of notice.

                  10. QUORUM; ADJOURNMENTS. Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation, a majority of the members of the Board of Directors then holding office shall be present at any meeting of directors to constitute a quorum for the transaction of any business or any specified item of business and the vote of a majority of the members of the Board of Directors present at a meeting, at which a quorum is present shall be necessary for the transaction of any business or specified item of business at any meeting of directors. In the absence of a quorum of the Board of Directors, a majority of the members present may adjourn the meeting from time to time until a quorum be had. Notice of the time and place of such adjourned meeting shall be given to all the directors.

                  11. REMOVAL. The directors of the Corporation may be removed for cause by action of the Board of Directors or by vote of the shareholders at the Annual Meeting of Shareholders or at any special meeting of Shareholders called by the Board of Directors or by the Chairman of the Board or by the President for this purpose. No director may be removed without cause.

                  12. COMPENSATION. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have the power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or any committee of the Board;
the Board of Directors shall also have power, in its discretion, to provide for any pay to directors rendering services to the Corporation, not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

              13. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee consent in writing to the due adoption of a resolution authorizing the action. The resolutions and the written consents thereto by the members of the Board of Directors or committee thereof shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

              14. ACTION BY TELEPHONE COMMUNICATION. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

                      ARTICLE IV - INTERESTED TRANSACTIONS

               1. CONTRACTS OR TRANSACTIONS. (a) No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that the votes of such director or directors are counted for such purposes:

                           (i) If the material facts as to such director's
interest in such contract or transaction and as to any common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or,if the votes of the disinterested directors are insufficient to constitute an act of the Board, by unanimous vote of disinterested directors; or

                           (ii) If the material facts as to such director's
interest in such contract or transaction and as any common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereto, and such contract or transaction is approved by vote of the shareholders.

                    (b) If such good faith disclosure of the material facts as to the director's interest in the contract or transaction and as to any common directorship, officership or financial interest is made to the directors or shareholders, or known to the Board or committee or shareholders entitled to vote thereon, the contract or transaction may not be avoided by the Corporation for the reason set forth in Section 1(a) of this Article IV. If there was no such disclosure or knowledge, or if the vote of such interested director or directors was necessary for approval of a contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction unless the parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board or committee or the shareholders.

                             ARTICLE V - COMMITTEES

               1. HOW CONSTITUTED AND THE POWERS THEREOF. The Board of Directors, by the vote of the entire Board, may designate three or more directors to constitute one or more executive or other committees, who shall serve during the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, by these By-laws, or by resolution adopted by a majority of the same Board of Directors, and excepting the powers enumerated in Section 712 (1) - - (5) of the Business Corporation Law, the committees shall possess and may exercise such powers as shall be conferred or authorized by the resolution appointing them.

               2. QUORUM AND MANNER OF ACTING. A majority of the members of any such committee shall constitute a quorum for the transaction of any business or any specified item of business, and the vote of a majority of the members of the committee present at a meeting at which a quorum is present shall be necessary for the transaction of any business or any specified item of business at any meeting of such committee.

               3. MEETINGS. A majority of any such committee shall fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested. Notice of each committee meeting shall be sent to each committee member by mail at least two (2) days before the meeting is to be held, or, if given by the Chairman, may be given personally or by telegraph or telephone at least one (1) day before the day on which the meeting is to be held. Notice of a meeting need not be given to any committee member who submits a signed waiver of notice whether before, at, or after the meeting or who attends the meeting, without protesting prior thereto or at its commencement, the lack of notice.

               4. REMOVAL. The Board shall have the power, at any time, to change the membership of any committee, to fill vacancies in it, or to dissolve it.

                              ARTICLE VI - OFFICERS

               1. OFFICERS; NUMBERS. The officers of the Corporation shall be the President, one or more Vice Presidents (if the Board of Directors so determines), a Treasurer (if the Board of Directors so determines) and a Secretary. The Board of Directors may from time to time appoint one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, and may define their powers and duties. The same person may hold any two or more offices except those of President and Secretary.

               2. SALARIES. The Board of Directors shall from time to time fix the salary of the President, as well as the salaries of other officers of the Corporation.

               3. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. All officers of the Corporation shall be elected or appointed annually (unless otherwise specified at the time of election) by the Board of Directors and each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided.

               4. VACANCIES. If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors, and such successor officer shall hold office for the unexpired term in respect of which such vacancy occurred.

               5. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors.

               6. PRESIDENT. The President shall be the chief executive of the Corporation and, subject to the control of the Board of Directors, shall have general direction of its business, affairs and property and over its several officers. He shall be entitled to preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board or if there is no Chairman of the Board. He shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute, in the name and on behalf of the Corporation, all authorized deeds, bonds, mortgages and other contracts, agreements and instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

               7. VICE PRESIDENTS. The Vice President or Vice Presidents of the Corporation, under the direction of the President, shall have such powers and perform such duties as the Board of Directors or President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws. In each case of the absence or inability of the President to act, the Vice Presidents, in the order of seniority, shall have the powers and discharge the duties of the President.

               8. TREASURER. The Treasurer, under the direction of the President, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the Corporation's business and transactions. If required by the Board of Directors, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or upon his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall render to the President, the Board of Directors and any committee or committees, if any, at its regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer's transactions and of the financial condition of the Corporation. The Treasurer shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe.

               9. ASSISTANT TREASURER. In the absence or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

              10. SECRETARY. The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors, shall keep the minutes of all such meetings in a book or books kept by him for that purpose, and shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it. When the seal is so affixed, it shall be attested by the signature of the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books, and the Secretary shall have charge of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe.

              11. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board of Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

               12. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officers, or to any other director.



                       ARTICLE VII - DRAFTS, CHECKS, ETC.

              All checks, drafts or other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, or person or persons to whom the Board of Directors shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed.
The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.

                    ARTICLE VIII - SHARES AND THEIR TRANSFER

               1. ISSUES OF CERTIFICATES OF STOCK. The Board of Directors shall provide for the issue and transfer of the certificates of stock of the Corporation and prescribe the form of such certificates. Every owner of shares of the Corporation shall be entitled to a certificate of stock, which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or a Vice President, or by the Chairman of the Board of Directors, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, or where the shares are listed on a registered national security exchange, the signature of any officer or officers upon the certificates may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

               2. TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have power to appoint a Transfer Agent and/or Registrar of its stock; to prescribe their respective duties; and to require the countersignature of such Transfer Agent and/or Registrar upon stock certificates. The duties of the Transfer Agent and Registrar may be combined.

               3. TRANSFER OF SHARES. Subject to any restrictions on transfer of shares of stock of the Corporation of any class, series or designation contained in the Certificate of Incorporation, the shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

               4. ADDRESSES OF SHAREHOLDERS. Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served him or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

               5. RECORD DATE. The Board of Directors may set a date not exceeding fifty (50) days and not less than ten (10) days prior to the date of any meetings of shareholders nor more than fifty (50) days prior to any other action as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were then holders of record of such shares and no others shall be entitled to notice of or to vote at such meeting or to express their consent or dissent, as the case may be.

              The Board of Directors shall also have power to fix a date not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the allotment of any evidence of right or interest, or the date when any change, conversion or exchange of capital stock shall go into effect, or for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, right or interest, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other action, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest, or to exercise such rights, or to participate in such other action.

               6. LOST AND DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the shares represented by the certificate so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation, its Transfer Agents and Registrars, if any, against any claim that may be made against them, or any of them, by reason of the issue of such certificate. The Board of Directors, however, may in its discretion refuse to issue any such new certificate, except pursuant to court order.



                                 ARTICLE IX - SEAL

              The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "Corporate Seal New York", or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, and said seal may be altered from time to time at the discretion of the Board of Directors.

                            ARTICLE X - MISCELLANEOUS

              1. EXAMINATION OF BOOKS AND RECORDS. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of New York, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number of shares held by them and the class or series thereof, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine. The Board of Directors may determine from time to time whether, and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the State of New York or authorized by the Board of Directors.

              2. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares in any other corporations, which may from time to time be held by the Corporation, may be represented and voted on at any of the shareholders' meetings thereof by the President or one of the Vice Presidents of the Corporation, or by proxy or proxies appointed by the President or one of the Vice Presidents of the Corporation. The Board of Directors, however, may, by resolution, appoint any other person or persons to vote such shares, in which case such other person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

               3. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st in each year unless otherwise fixed by resolution of the Board of Directors.

                              ARTICLE XI - AMENDMENTS

               1. BY SHAREHOLDERS. The vote of the holders of at least a majority of the shares that are issued and outstanding and entitled to vote, shall be necessary at any meeting of shareholders to amend or repeal the By-laws or to adopt new By-laws.

               2. BY DIRECTORS. The Board of Directors shall have the power to alter, amend or repeal any of these By-laws by the vote of at least a majority of the entire Board at any meeting of the Board of Directors, provided that any By-law adopted by the Board may be amended or repealed by the shareholders.

               3. NOTICE. Any proposal to amend or repeal these By-laws or to adopt new By-laws shall be stated in the notice of the meeting of the Board of Directors or shareholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of all of the shares of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.






  						EXHIBIT 2.2

                              FUND ESCROW AGREEMENT

             This Agreement dated as of April    , 1997
(the "Escrow Agreement"), between NICHI CAPITAL, LTD., a New York corporation ("Issuer");
[Escrow Bank], ___________________________ ("Escrow Agent");
and WISE CHOICE DISCOUNT BROKERAGE, INC., a New York corporation
(the "Selling Agent").

         1. Purpose. This agreement is for the purpose of providing an arrangement which will insure that proceeds from the sale of securities of the Issuer consisting of shares of Common Stock, $0.01 par value
(the "Securities"), under an offering pursuant to a Registration Statement on Form SB-2 filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, will not be used until at least the Escrow Amount as defined below has been received from the sale of the Securities and is available to the Issuer, and if such amount has not been paid by the date specified below, that such funds that have been paid for the Securities will be returned to the original purchasers and the securities transactions terminated.

         2. Escrow Amount. The amount which must be deposited in New York cleared funds with the Escrow Agent before it shall deliver to the Issuer the proceeds from the sale of the Securities herein is called the "Escrow Amount." The Escrow Amount shall be $3,000,000 in New York cleared funds, that is, funds that have been collected and credited to the Escrow Agent's account, which shall be the proceeds from the sale of 300,000 shares of the Securities. Notwithstanding that the Escrow Amount shall be deposited, additional amounts not in excess of $6,000,000 may be, but are not required to be, deposited with the Escrow Agent.

             3. Plan of Distribution. The Issuer intends is entering into the Selling Agreement with the Selling Agent according to which the Selling Agent will offer up to a maximum of 900,000 of the Securities at $10.00 per Share. The Selling Agent is to receive 10% of the proceeds of the offering as sales commissions. The Issuer may also offer the Securities referred to herein.

         4. Appointment. The Issuer hereby appoints the Escrow Agent to serve as Escrow Agent for the purposes set forth herein and the Escrow Agent hereby accepts the appointment. The Selling Agent hereby agrees to such appointment.

             5. Delivery of Proceeds. The Selling Agent or Issuer shall deliver, or cause to be delivered, to the Escrow Agent in accordance with Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, all proceeds from the sale of the Securities under the proposed offering. The delivery of the proceeds shall be accompanied by a document which shall contain the purchaser's name and address, the number of Securities purchased and the amount paid therefor. "Purchaser" for the purposes of this Agreement may be a broker-dealer who is selling Securities to its customers as agent for the Issuer.

         6. Separate Account. All monies delivered to or collected by the Escrow Agent pursuant to this agreement shall be deposited immediately by the Escrow Agent in a separate non-interest bearing account designated substantially as follows: "[Escrow Bank]/NICHI CAPITAL, LTD.,
Escrow Account" (hereinafter sometimes referred to as "Escrow Account"). Upon request of either the Issuer or Underwriter, the Escrow Agent agrees to provide information concerning the amount of monies that have been deposited in the Escrow Account and the amount of such monies that have become Denver cleared funds.

         7. Inspection. The parties agree that all records relating to transactions made pursuant to this Agreement and the Escrow Account shall be available, at all reasonable times, for inspection, examination and reproduction by the securities authorities in any state in which this offering is registered, such person's delegate or representative, or any party hereto, or any representative of any of the parties hereto, and such persons are authorized to examine and audit the Escrow Account pursuant hereto and the Escrow Agent hereby is expressly authorized and directed to permit such examination and audit.

             8. Ownership of Fund. Until the Escrow Amount has been reached, all amounts deposited in the Escrow Account shall be considered the property of the various purchasers in proportion to the amount contributed by each purchaser, except insofar as such funds subsequently may be transferred pursuant to the terms of this Agreement. The proceeds from the sale of such Securities shall not become the property or assets of the Issuer or Selling Agent, nor subject to their debts or obligations, unless and until such proceeds have been distributed in accordance with the provisions of this Agreement.

         9. Terms and Return of Deposited Monies. If the Escrow Amount is not deposited on or before a maximum of 120 days (which period may be extended for an additional 60 days by the Issuer) after the date of the definitive Prospectus, or if this offering is terminated , in accordance with the provisions of the Selling Agent Agreements, the Escrow Agent shall return to each purchaser the amount of money paid and deposited by such purchaser into the Escrow Account and the disbursement shall be the property of such purchaser, free and clear of any and all claims of the parties hereto or of any of their creditors. Upon the disposition of monies in accordance with this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liabilities, obligations and responsibilities hereunder.

         Further, the Escrow Agent, upon receipt of and in accordance with written instructions from the Selling Agent, shall return to any designated purchaser the amount of money paid and deposited by such purchaser into the Escrow Account.

         10. Certificates. The Issuer and Selling Agent agree that no certificates evidencing securities purchased (other than confirmations of sale) shall be issued except simultaneously with the release of the funds from the Escrow Account to the Issuer and Selling Agent. Funds shall not be released by the Escrow Agent to the Issuer or Selling Agent unless the Selling Agent acknowledges in writing to the Escrow Agent that it has received or has made arrangements satisfactory to the Escrow Agent to issue certificates evidencing Securities purchased with the amounts deposited in the Escrow Account.

         11. Escrow Agent's Costs. If it is necessary for the Escrow Agent to return funds to purchasers of the Securities, the Issuer shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual costs in disbursing such funds. However, no such fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or any other monies whatsoever, shall be paid out of or be chargeable to the funds on deposit in the Escrow Account.

         12. Escrow Agent's Responsibility. The parties agree to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement and the Escrow Agent may rely upon any representation so made. In performing any of its duties hereunder the Escrow Agent may not be held to take notice of any terms of any agreement or rights with respect thereto unless specifically stated herein. The Issuer hereby agrees to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, costs and expenses, including litigation arising hereunder, which might be imposed or incurred for any acts or omissions of the Escrow Agent, except for acts or omissions of the Escrow Agent that involved gross negligence or willful misconduct.

         13. Disputes. If at any time a dispute shall exist as to the duty of the Escrow Agent under the terms hereof or if the funds deposited hereunder are not withdrawn on or before 120 days after the date of the definitive Prospectus, the Escrow Agent may deposit the funds in the Escrow Account with the Clerk of the Supreme Court, State of New York, County of New York, and may interplead the parties hereto. Upon so depositing such funds and filing its complaint in interpleader, the Escrow Agent shall be released from all liability under the terms hereof as to the funds so deposited. The parties hereto consent and agree to the jurisdiction of said Court and do hereby appoint the Clerk of the said Court as their agent for the service of all process in connection with the processings mentioned in this paragraph.

         14. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect the construction of effect of this agreement.

         15. Counterparts and Applicable Law. This Agreement may be executed in two or more counterparts, each of which shall constitute one and the same instrument. This Agreement shall be construed in accordance with the laws of the State of New York.

         Dated:  _______________, 1997

                                   NICHI CAPITAL, LTD. (Issuer)

                                       By:  ____________________________

                                    [Escrow Bank] (Escrow Agent)

                                   By:_______________________________

                                    WISE CHOICE DISCOUNT BROKERAGE, INC.
                                     (Selling Agent)


                                   By:_______________________________









                                     EXHIBIT 1.1


                              NICHI CAPITAL, LTD.
	                    FORM OF SELLING AGREEMENT

                               April             , 1997

Gentlemen:

     NICHI CAPITAL, LTD. (the "Company"), incorporated under the laws of New York hereby confirms its agreement with you, as follows:

     1. Description of the Offering. The Company proposes to sell a maximum of 900,000 and a minimum of 300,000 of its authorized but unissued shares of common stock, par value $.01 per share (the "Securities"), at $10.00 per share. If the minimum of 300,000 Securities have not been sold within 120 days of the date of the Prospectus and any extension thereto, the offering will terminate and all funds received from purchasers of Securities will be promptly returned to them without interest or deduction therefrom. The Company may terminate the Offering at any time after the 300,000 Securities have been sold, and the Company reserves the right to reject any orders in whole or in part, for the purchase of any of the offered Securities. Persons purchasing Securities and becoming shareholders of the Company are herein referred to as "Shareholders." The Company and the Offering are more fully described in the Prospectus described in Paragraph 2(a). All terms used herein, unless specifically defined herein, shall have the meanings as ascribed in the Prospectus. For the purposes of this Agreement an "affiliate" of any person shall have the meaning ascribed in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission").

     2. Representation and Warranties of the Company. The Company represents, covenants, warrants and agrees with you for your benefit that:

         (a) The Company has prepared or caused to be prepared a Prospectus (the "Prospectus"), which furnishes all information required to be furnished to offerees under the Securities Act of 1933, as amended (the "1933 Act"). The Prospectus does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

         (b) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound, or any order, rule or regulation directed to the Company, or its affiliates by any court or governmental agency or body having jurisdiction over it or its affiliates; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained;

          (c) The Securities conform in all material respects to all statements concerning them contained in the Prospectus, and the Securities, when issued, will be duly authorized, validly and legally issued, not subject to assessment or further payment to the Company;

         (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with full power and authority to own its properties and conduct its business as described in the Prospectus;

         (e) The Company will become qualified to do business as a foreign corporation or similar entity in those jurisdictions where such qualification is necessary, and will take such other action as is necessary, and will take such other action as is necessary in any jurisdiction where the Company engages in business or owns property;

         (f) Since the respective dates as of which information is given in the Prospectus and other than as therein contemplated, the Company has not, nor during the period of the Offering will it have incurred any material liabilities or obligations contingent or otherwise, except in the ordinary course of business, and there has not been, and during the period of the Offering there will not have been, any material adverse change in the condition of the Company, financial or otherwise;

         (g) The Company will notify you immediately and confirm the notice in writing of the issuance by the Securities and Exchange Commission or by any state securities administration of any stop order suspending the effectiveness of any qualification of the Securities for sale or enjoining the sale of the Securities or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment; and

         (h) During the course of the Offering, and to the extent any representations other than those set forth in the Prospectus are made by the Company and its affiliates, they will not make any untrue statements of a material fact or omit to state a material fact required to be stated or necessary to make any statement made, in light of the circumstances in which they are made, not misleading concerning the Offering or any matters set forth in or contemplated by the Prospectus.

     3. Representations and warranties of Selling Agent. You represent and warrant to the Company and to each other Broker-Dealer firm who has or may enter into a Selling Agreement with the Company that:

         (a) You are a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder;

         (b) This Agreement has been duly authorized, executed and delivered by you and is a valid and binding agreement on your part;

         (c) The consummation of the transactions contemplated herein and those contemplated by the Prospectus will not result in any breach of any of the terms or conditions of or constitute a default under any indenture, agreement or other instrument to which you are a party, to violate any law or any order, directed to you, of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your property;

         (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a
Broker- Dealer and you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are duly registered as a Broker-Dealer in those states in which you are required to be so registered in order to carry out the Offering contemplated by the Prospectus;

         (e) Pursuant to your appointment made in Paragraph 6 below, insofar as is under your control, you will in good faith use your best efforts to conduct the Offering in a manner intended to be in compliance with the Prospectus. Furthermore, you agree to comply with all applicable federal laws including, but not limited to, the 1933 Act and 1934 Act and the Rules and Regulations of the Commission thereunder; the laws of the state or other jurisdictions in which Securities may be offered or sold; and the Rules of Business Conduct of the NASD. Further, you agree that you will not offer or sell the Securities in any state or jurisdiction except in those jurisdictions in which they may lawfully be sold. You also acknowledge you understand that you shall not be entitled to any compensation hereunder for any period during which you have been suspended or expelled from membership in NASD; and

         (f) By accepting this Agreement, you assume full responsibility for through and proper training of your employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Securities, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding" as set forth the Interpretation in the Rules of Business Conduct of the Association.

         (g) You undertake to comply with Rules of Business Conduct contained in Section 2000 of the NASD Manual.

     4. Covenants of the Company. The Company represents, covenants, warrants and agrees with you for your benefit that:

         (a) The Company has delivered or will deliver to you such number of Prospectuses as you may reasonably require from time to time during the course of the Offering;

         (b) Until the Closing Date, if any event affecting the Company or any of its affiliates shall occur which, in the Company's or your opinion should be set forth in a supplement or an amendment to the Prospectus, the Company will forthwith at its own expense prepare and furnish to you a reasonable number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;
and

         (c) The Company will apply the net proceeds from the sale of the Securities substantially in accordance with the terms and conditions of the Prospectus.

     5. State Securities Registration. The Company further covenants, warrants and agrees that:

         (a) It will use its best efforts to either take all necessary action and file all necessary forms and documents in order to qualify or register all 900,000 Securities in the various states in which the Securities are proposed to be offered and to register such number of Securities for sale as you shall from time to time request during the course of the Offering or will take any necessary action and file any and all forms which are required to obtain an exemption from such qualification or registration in such states as you and the Company mutually agree upon;

         (b) In each jurisdiction where the Securities have been registered or qualified or offered in an exempt transaction as provided above, the Company will make and file such statements, documents, materials and reports in each year and take all other actions as are or may be required to be made or filed by the Company by the laws of such jurisdictions, and you will similarly make and file such statements and reports as are required of you after receipt by you of written advice of such requirements by the Company; and

         (c) The Company will promptly provide to you for delivery to all offerees and purchasers and their representatives any additional information, documents and instruments which you or the Company deems necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registration requirements in those states where the Securities are to be offered or sold.

     6. Selling Agreement. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

         (a) The Company hereby engages you as its agent to sell the Securities in accordance with the terms of the Prospectus and this Agreement, and you agree to use your best efforts to sell the Securities. You may, however, discharge your responsibilities under this Agreement by forming a group of securities dealers to find purchasers for the Securities. Any allocation of Securities among you that the other Broker-Dealers selected by you shall be made by you;

         (b) As compensation for the Selling Agent's services hereunder, the Company shall allow to the Selling Agent a sales commission or discount of $1.00 per share of the Securities sold hereunder. Such payment shall be made to you by the Company at the time of Closing. You may reallow any portion of you commission to other Broker-Dealers with whom you may have contracted for the sale of the Securities, which payment shall be made as compensation for their services;

         (c) The above-described commission shall be considered compensation for your brokerage services rendered during the course of the Offering pursuant to this Agreement. You will not be considered to have any continuing or future duty or obligation of any kind to the Company or to any of the shareholders as a consequence of this right. You have not assumed, will not assume nor be permitted to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Company after the Closing Date.
You shall be held harmless by the Company from and against any claim, suit, loss, damage, liability or action by or of the Company based upon or arising out of the assertion by it that you have any continuing duty or obligation after the Closing Date to the Company or any shareholder arising out of your right to receive or your receipt of the commission;

         (d) Unless a minimum of 300,000 Securities are sold and paid for under the terms hereof within 120 days of the date of the Prospectus and any extension thereto, the Offering shall be terminated, in which event no fee shall be payable to you and all funds advanced by subscribers shall be returned to them without interest. Prior to the Closing Date, all proceeds received by you from the sale of shares will be held in an escrow account until Closing in accordance with Paragraph 8 hereof; and

         (e) Closing of the sale of Securities shall be within five business days following the date of the termination of your offering efforts specified in subparagraph (d) hereof ("Closing Date").

     7. Delivery of Funds. YOU SHALL TRANSMIT PROMPTLY (BY NOON OF THE FIRST BUSINESS DAY FOLLOWING RECEIPT), AND ONLY TO THE ESCROW AGENT, ALL FUNDS RECEIVED FROM THE PURCHASERS IN THE PUBLIC OFFERING (WITHOUT DEDUCTION FOR ANY COMMISSION OR CONCESSION), IN COMPLIANCE WITH RULE 15c2-4 UNDER THE 1934 ACT AND A CONFIRMATION OR A RECORD OF EACH SALE WHICH SHALL SET FORTH THE NAME, RESIDENCE ADDRESS AND SOCIAL SECURITY NUMBER OF EACH INDIVIDUAL PURCHASER, THE NUMBER OF SECURITIES PURCHASED AND, IF THERE SHALL BE MORE THAN ONE REGISTERED OWNER, WHETHER THE CERTIFICATE OR CERTIFICATES EVIDENCING THE SECURITIES PURCHASED ARE TO BE ISSUED TO THE PURCHASERS IN JOINT TENANCY OR OTHERWISE. On the Closing Date, you shall report in writing to the Company the number of Securities which have been sold in each state and the number of persons in each state who purchased Securities from you. Any sale may be rejected by the Company and, if so rejected, all funds paid by the purchaser which have been received by the Escrow Agent from you, shall be returned to the purchaser by the Escrow Agent. In such event, the Escrow Agent shall return to the purchaser (within 5 business days after notification of rejection) the full purchase price paid for the Securities subscribed for by the purchaser.

     8. Escrow of Proceeds. The proceeds from the sale of the minimum of 300,000 Securities in the Public Offering consisting of $3,000,000 will be escrowed (the "Escrow Deposit"). If the Escrow Deposit has not been deposited with the Escrow Agent within 120 days from the date of the Prospectus and any extension thereto, the full amount paid will be refunded to the purchaser by the Escrow Agent. No certificate evidencing the Securities will be issued unless and until the Escrow Deposit has been deposited with the Escrow Agent and such funds released and the net proceeds thereof delivered to the Company at the Closing. If the Escrow Deposit is deposited within the time period provided above, all amounts to be deposited will be delivered to the Company. No commission will be paid by the Company to you unless and until the Escrow Deposit shall have been deposited with the Escrow Agent and such funds releases and the net proceeds thereof delivered to the Company.

     9. Form of Payment of Subscriptions. PAYMENTS FOR ALL SECURITIES SHALL ACCOMPANY ALL CONFIRMATIONS AND APPLICATIONS, AND SHALL BE DELIVERED TO THE ESCROW AGENT. All checks and other orders for payment of subscriptions to Securities in the Public Offering shall be made payable to: "NICHI CAPITAL, LTD., Escrow Account."

    10. Expenses of Sale. The Company will pay all expenses incident to the performance of its obligations, including but not limited to the fees and expenses of the Company's counsel and accountants and the cost of qualifying the offer and sale of the securities in various states or obtaining an exemption from state registration requirements. Except as may be reimbursed or paid to you under Paragraph 6(b) hereof, you will pay all expenses incident to your obligations including your expenses directly related to the offering of the shares and your counsel fees.

    11. Conditions of Your Obligations. Your obligations hereunder shall be subject to the accuracy of and compliance with, as of the date hereof and on the Closing Date, of the representations and warranties contained in Paragraphs 2, 4 and 5 hereof, to the performance by the Company of its obligations hereunder required to be performed on or before the Closing Date, and to the following further conditions:

         (a) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and the Company has adequate authorization and has taken all action necessary to authorize the indemnification provisions contained in Paragraph 13 herein; and

         (b) To the best of the knowledge of counsel to the Company, there is not in existence, pending or threatened any action, suit or proceeding to which the Company is a party, except as set forth in the Prospectus, before any court or governmental agency or body, which might, if decided adversely, affect the subject matter of this Agreement or the financial condition, business or prospects of the Company.

    12. Conditions to Company's Obligations. The obligations of the Company shall be subject to the accuracy as of the date hereof and on the Closing Date of the representations and warranties contained in Paragraph 3 hereof, to the performance by you of your obligations hereunder required to be performed on or before the Closing Date. It is understood and agreed that neither you nor any of your representatives nor any other Broker-Dealer is authorized to make any representations on behalf of the Company other than those contained in the Prospectus or to act as the agent of the Company in any other capacity except as expressly set forth herein, and you shall deliver to the Company on the Closing Date a certificate executed by a responsible officer of your firm to the effect that you have complied with the foregoing to the best of the knowledge of the officer executing the certificate.

    13.  Indemnification.

         (a) The Company will indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Act, the various state securities acts or otherwise, insofar as such losses, claims, damages or liabilities
(or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Prospectus, any other offering documentation prepared on behalf of the Company or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, in any other offering documentation prepared on behalf of the Company or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.

     The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, your officers and directors, and each person, if any who "controls" you within the meaning of the Act.

         (b) You will indemnify and hold harmless the Company against any losses, claims, damages, liabilities, joint or several, to which any of them may become subject, under the Act or otherwise insofar as such losses,
claims, damages or liabilities (or actions in respect     thereof) arise
out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, in any other offering documentation prepared on behalf of the Company or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus, in any other offering documentation prepared on behalf of the Company or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof. You also will reimburse the Company for such legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action as to which you are required to indemnify the Company.

     The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to benefit of, the officers, directors and each person, if any, who "controls" the Company within the meaning of the Act.

         (c) Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified personal shall, if a claim in respect thereof is to be made against the indemnifying party under such subparagraph, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement hereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party but satisfactory to such indemnified party, and after the indemnified party shall have received notice from the agreed upon counsel that the defense under such paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable cost of investigation.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is for any reason held by a court of competent jurisdiction to be unenforceable as to the Company or you, the Company and you shall contribute to the aggregate losses and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceedings or any claims asserted which would have been covered by the foregoing indemnification provisions to which the Company and you may be subject in such proportion so that you shall be responsible for that portion represented by the percentage that the aggregate amounts received by you pursuant to Section 6 of the Agreement bear to the aggregate of the capital contribution made to the Company, the Company is responsible for the balance; provided, however, that in no case shall you be responsible for any amount in excess of the fees paid to you pursuant to Section 6 of this Agreement.

         14. Representation and Agreements to Survive Delivery. All representation, warranties, and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Paragraph 13 hereof, shall survive the delivery, execution and Closing hereof and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person, the Company, or any of its officers, directors, partners, or any controlling persons, and shall survive delivery of the Securities hereunder. The indemnification and contribution provisions of Paragraph 13 hereof are in addition to any and all remedies or rights any of the parties hereto may have, including the right to sue and recover damages for any breach of any representation, warranty or covenant made or given by one or more parties to any other party.

    15. Termination. You shall have the right to terminate this Agreement by giving notice as hereinafter specified any time at or prior to the Closing Date if:

         (a) The Company shall have failed, refused, or been unable to fully comply with any of the provisions of this Agreement its parts to be performed prior to the Closing Date, or if any of the agreements, conditions, covenants, representations or warranties of the Company herein contained should have been performed or fulfilled within the times specified;

         (b) Prior to the Closing Date, the Congress of the United States or any state legislative body passes any act or measure, or any order, rule or regulation is adopted by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed in good faith by you to have a material impact on the markets for securities in general, or if a general banking moratorium should have been declared;

         (c) Prior to the Closing Date, there should have occurred the outbreak of any war or any other event or calamity which, in your reasonable judgement, materially disrupts the financial markets of the United States; or

         (d) Prior to the Closing Date, any materially adverse change occurs, since the date of this Agreement, in the conditions (financial or other), business, operations, income, properties, earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

                 If you elect to terminate this Agreement the Company shall be notified promptly by you by telephone or telegram, and confirmed by letter.

    16. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed by you at your address listed below and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to it at the address contained in the Prospectus. You or the Company may change such address for receiving notices by written notice to the other parties.

         17. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company and each of your and its respective successors and assigns and, if expressly applicable, its affiliates.
Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, affiliates, and the controlling persons, officers and directors referred to in Paragraph 13, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, and their respective successors, assigns, affiliates, and said controlling persons and officers and directors and for the benefit of no other person or corporation. No purchaser of any of the Securities from you shall be construed a successor or assign by reason merely of such purchase.

    18. Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

    19. Captions. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

    20. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of New York.

    21. Prior Agreements. This Agreement supersedes all prior agreements, oral or written, covering the same subject matter.

            If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement among us.

                       Very truly yours,

                        NICHI CAPITAL, LTD.


                         By: _____________________________
                                      President



                         ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

                          WISE CHOICE DISCOUNT BROKERAGE, INC.
                              Selling Agent



                          By: _____________________________
                                Authorized Representative

                                    150 Nassau Street
                                    New York, New York 10038











						Exhibit 4.1

					ASSET TRANSFER AGREEMENT

	Asset Transfer Agreement entered into as of April 2, 1997, by and between Nichi Capital, Inc., a New York corporation (the "Transferee"), and Wise Choice Discount Brokerage, Inc., a New York corporation
(the "Transferor").

Transferor is a broker-dealer registered under the Securities Exchange Act of 1934. In addition to its brokerage activities, Transferor conducts an Internet financial services business which it proposes to transfer to Transferee in contemplation of Transferee effecting an initial public offering. Transferor has 7,587,604 shares of common stock, par value
$.01 per share ("Transferor Common Stock"), outstanding.

	This Agreement effects a transaction in which Transferor will transfer, and Transferee will acquire, all of the assets (and assume all the liabilities, except as otherwise expressly provided herein) of the Internet Financial Services Division of the Transferor in exchange for 7,587,604 shares of common stock, par value $.01 per share of Transferee ("Transferee Common Stock"), representing all of the Transferee Common Stock to be outstanding after the transfer hereunder. Transferee also proposes to undertake a public offering of up to an additional 900,000 shares of its common stock.

	Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

	1. Certain Definitions.

	"Acquired Assets" means all right, title, and interest in and to all of the assets constituting the Division, including all of its (a) leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, (b) tangible personal property (such as equipment and inventories), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities, (h) claims, deposits, prepayments, refunds
, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders
, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files
, documents, correspondence, lists, plats, architectural plans, drawings
, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) any cash and cash equivalents of the Division, and (l) including without limitation any other assets shown on the December 31, 1996 balance sheet included in the Division Financial Statements and not disposed of in the ordinary course of business after December 31, 1996; provided, however, that the Acquired Assets shall not include (i) any of the assets, goodwill, rights, franchises, licenses, privileges or liabilities associated with the Transferor's securities brokerage business, or (ii) any of the rights of the Transferor under this Agreement.

	"Assumed Liabilities" means (a) all Liabilities of the Division set forth on the face of the December 31, 1996, balance sheet included in the Division Financial Statements, (b) all Liabilities of the Division which have arisen after December 31, 1996, in the ordinary course of business,
(c) all obligations of the Division under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Transfer or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Transfer; provided, however, that the Assumed Liabilities shall not include (i) any Liability of the Transferor for unpaid Taxes (with respect to the Division or otherwise) for periods prior to the Transfer,
(ii) any Liability of the Transferor for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Transferor is transferring the Acquired Assets, or because the Transferor has deferred gain on any intercompany transaction), (iii) any obligation of the Transferor to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Transferor or was serving at the request of the Transferor as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of the Transferor for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (vi) any Liability or obligation of the Transferor under this Agreement (or under any side agreement between the Transferor on the one hand and the Transferee on the other hand entered into on or after the date of this Agreement).

	"Code" means the Internal Revenue Code of 1986, as amended.

	"Division Financial Statements" means the balance sheets of the Division as of December 31, 1996 and December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1996, for the period from February 16, 1995 (inception) to December 31, 1995, and the period from February 16, 1995 (inception) to December 31, 1996.

	"GAAP" means United States generally accepted accounting principles as in effect from time to time.

	"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

	"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

	"Securities Act" means the Securities Act of 1933, as amended.

	"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


  2. Basic Transaction.

	(a) Transfer of Assets. On and subject to the terms and conditions of this Agreement, the Transferor hereby sells, transfers, conveys, and delivers to the Transferee, and the Transferee hereby accepts, all of the Acquired Assets in exchange for the consideration specified below in this 2.

	(b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Transferee hereby assumes and becomes responsible for all of the Assumed Liabilities. The Transferee does not assume or have any responsibility, however, with respect to any other obligation or Liability of the Transferor not included within the definition of Assumed Liabilities.

	(c) Purchase Price. The Transferee hereby pays to the Transferor, and Transferor hereby acknowledges receipt of, 7,587,604 shares of Transferee Common Stock (together with the assumption of liabilities, the "Purchase Price") by delivery, at Transferor's direction, of one share of Transferee Common Stock to each Transferor Stockholder for each share of Transferor Common Stock held by such Transferor Stockholder.


	3. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Transferee that the statements contained in this 3 are correct and complete as of the date of this Agreement.

	(a) Organization of the Transferor. The Transferor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

	(b) Authorization of Transaction. The Transferor has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Transferor and the Transferor Stockholders have duly authorized the execution, delivery, and performance of this Agreement by the Transferor. This Agreement constitutes the valid and legally binding obligation of the Transferor, enforceable in accordance with its terms and conditions.

	(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Transferor is subject or any provision of the charter or bylaws of the Transferor or
(ii) except as disclosed by Transferor to Transferee in writing,conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Transferor is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Except as disclosed by Transferor to Transferee in writing, the Transferor is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

	(d) Title to Assets. The Transferor had, immediately prior to the transfer thereof pursuant to this agreement, good and marketable title to all of the Acquired Assets free and clear of any security interest or restriction on transfer, and this agreement and the transfer pursuant hereto validly vest such title in the Transferee.

	(e) Subsidiaries. The Division has no subsidiaries.

	(f) Events Subsequent to December 31, 1996. Since December 31, 1996, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Division.

	(g) Undisclosed Liabilities. The Division does not have any Liability, except for Liabilities set forth on the face of the December 31, 1996, Balance Sheet included in the Division Financial Statements and Liabilities which have arisen since December 31, 1996, in the ordinary course of business.

	(h) Tax Matters.

	(i) Transferor is a Subchapter S corporation.

	(ii) The Division has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.


	(i) Intellectual Property. The Division owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by the Division immediately prior to the transfer hereunder will be owned or available for use by the Transferee on identical terms and conditions immediately subsequent to the transfer hereunder. The Division has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

	(j) Employee Benefits.	The Division does not have any Employee
Benefit Plan.

	(k) Investment. The Transferor (i) understands that the shares of Transferee Common Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (ii) is acquiring the Transferee Common Stock solely for its own account for investment purposes, and not with a view to the distribution or sale thereof except as provided herein.

  4. Representations and Warranties of the Transferee. The Transferee represents and warrants to the Transferor that the statements contained in this 4 are correct and complete as of the date of this Agreement.

	(a) Organization of the Transferee. The Transferee is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Transferee has been organized by Transferor for the purpose of acquiring and conducting the business of the Division and has not engaged in any other act or activity and has not issued or committed to issue any shares of Transferee Common Stock except pursuant to this agreement.

	(b) Authorization of Transaction. The Transferee has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Transferee, enforceable in accordance with its terms and conditions.

5.	Agreements After the Transfer.

	(a) Transition. The Transferor will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Division from maintaining the same business relationships with the Transferee after the Transfer as it maintained with the Division prior to the Transfer. The Transferor will refer all customer inquiries relating to the business of the Division to the Transferee from and after the Transfer.

	(b) Transferee Common Stock. The Transferee Common Stock will be imprinted with a legend reflecting its restricted transferability.

	(c) Further Instruments. Transferor and Transferee agree to execute and deliver such further bills of sale, instruments of assignment or assumption and such other documents or instruments as may be necessary to more fully give effect to the intent and purposes of this agreement.

 	(d) Survival. All of the representations and warranties of the Transferee and the Transferor contained in this Agreement shall survive and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).


  6. Miscellaneous.

	(a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

	(b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

	(c) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

	(d) Expenses. Each of the Transferee, the Transferor and the Transferor Stockholders will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Transferor agrees that the Division has not borne and will not bear any of the costs and expenses of the Transferor and the Transferor Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Transferor also agrees that the Division has not paid any amount to any third party, and will not pay any amount to any third party, with respect to any of the costs and expenses of the Transferor and the Transferor Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

	IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WISE CHOICE DISCOUNT BROKERAGE, INC.


By:__________________________

Title:_______________________

NICHI CAPITAL, LTD.

By:__________________________

Title:_______________________


						Exhibit 6.1

				 Consent of Weinick, Sanders & Co. LLP
				(INDEPENDENT CERTIFIED PUBLIC ACCOUNTS)


	We consent to the use in the Registeration Statement of Nichi Capital, Ltd. on
Form SB-2 under the Securities Act of 1933 of our report dated March 21, 1997
(except as to note 1 for which the date is April 2, 1997), and to the reference to our firm under the heading "Experts" in the Prospectus.

Weinick, Sanders & Co. LLP
Certified Public Accountants

New York, New York
April 17, 1997


						Exhibit 9.4

					Business Agreement




	The following business agreement (the " Agreement") is dated August 1st, 1996 between Nichi Capital,Ltd., a New York Corporation with its principal place of business at 150 Nassau Street, 10th floor, New York
NY 10038("Quote Provider"), and Wisechoice Discount Brokerage, Inc., a discount brokerage located as a sub-tenant of Nichi Capital, Ltd., at 150 Nassau Street, 10th Floor, New York NY 10038 ("Broker-Dealer").

	Now therefore, in consideration of the foregoing promises and the mutual promises contained herein, the parties agree as follows;

	1. Advertising. Both firms have agreed to carry each other's banner advertisements for free and will also engage in advertising each other's company as considered an appropriate strategy in order to deliver users for each other's services.

	2. Quote Services Nichi Capital will provide free quotes on Wisechoice Discount Brokerage's "Market Data" section which will not contain any paid advertisements and in exchange Wisechoice Discount Brokerage will allow its account holders to use Nichi Capital's real-time stock quote service. In addition, Wisechoice Discount Brokerage can offer real-time quotes to its subscribers for the first three months at half the price (50%) of the normal charge levied by the Nichi Capital,Ltd.

	3. Fees for Sub-Leasing of Space Wisechoice Discount Brokerage will pay to Nichi Capital a fee of 700 dollars a month.

	4.  Internet Access.  Wisechoice Discount Brokerage will pay a fee of
	    500 dollars a month for partial use of Nichi Capital Ltd's fractional T-1 line for access by its customers to WiseChoice
	    Discount Brokerage's Web page located at http://www.wisediscount.com. In addition, Wisechoice Discount Brokerage will pay a set-up fee of 250 dollars for setting up the Company's Website to share Nichi Capital's fractional t-1 line as well as for the setting up of Wisechoice Discount Brokerage's Website.

	5. Trading Capabilities. For acess to Wisechoice Discount Brokerage's customers Nichi Capital, Ltd will allow its subscribers who have accounts with Wisechoice Discount Brokerage to access a trade ticket directly from Nichi Capital's home page.

	6. Assignment. As this is an agreement for services involving a relation of confidence and trust between both companies, all rights and duties of each company arising under this Agreement and the Agreement itself are non-assignable by either company without the written consent of the party on to which any changes are to be enforced. Any assignment absent such consent shall be deemed a material breach of this agreement. This Agreement shall inure to the benefit of and be binding upon both companies and upon their successors and assigns.

	7. Modification and Amendment. It is agreed that no wavier or modification of this agreement or any provision contained herein shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any wavier or modification shall be offered or received in evidence in any proceeding between the parties hereto arising out of or affecting this Agreement, unless such a wavier or modification is in writing , duly executed. The parties further agree that the provisions of this section may not be wavied except as herein set forth.

	8. Notes. All notices, requests,demands and other communications herein shall be in writing and shall be deemed to have been given and received when delivered in person or upon deposit in the U.S. mail for delivery by certified or registered mail, postage prepaid, as follows:


		If to Quote Provider:		Nichi Capital, Ltd
							150 Nassau Street,10h Floor
							New York, NY 10038
							Attention: Wande Agunloye

		If to Broker-Dealer		Wisechoice Discount Brokerage, Inc
							150 Nassau Street, 10th Floor
							New York, NY 10038
							Attention: Wande Agunloye

		With a copy to:			______________________________
							______________________________
							______________________________

	     or such other address as any party may designate for itself by notice to the other party given in accordance with the provisions hereof.

	9. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and each party specifically represents that there are no other contracts, agreements or understandings, whether oral or written, existing between them.

	10. Governing Law. This Agreement shall be governed by the laws of the State of New York in all matters including, without limitation, it's validity, construction and performance.

	11. Severability. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegal or other unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.


							Quote Provider:

							NICHI CAPITAL, LTD.

							By: _______________________

							Broker-Dealer:

							Wisechoice Discount Brokerage, Inc

							By: ________________________